UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CNX Gas Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CNX Gas Corporation

4000 Brownsville Road

South Park, Pennsylvania 15129

Telephone (412) 854-6710

Annual Meeting of Stockholders

to be held on April 23, 2007

Dear Stockholder:

You are cordially invited to attend CNX Gas Corporation’s 2007 Annual Meeting of Stockholders on Monday, April 23, 2007, at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

The enclosed Notice of Annual Meeting and the Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CNX Gas’ business and an opportunity for you to ask questions of CNX Gas’ management.

You may vote your shares by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you need assistance, please contact Stephen W. Johnson, Senior Vice President, Secretary and General Counsel, at (412) 854-6710. Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 also accompanies this Proxy Statement.

The Annual Meeting gives us an opportunity to review CNX Gas’ results and discuss the steps CNX Gas has taken to position itself for the future. We appreciate your ownership of CNX Gas common stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

Philip W. Baxter
Chairman of the Board of Directors

March 16, 2007

CNX Gas Corporation

4000 Brownsville Road

South Park, Pennsylvania 15129

Telephone (412) 854-6710

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2007

Notice is hereby given that the Annual Meeting of Stockholders of CNX Gas Corporation will be held on Monday, April 23, 2007 at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 for the following purposes:

1.	To elect directors to hold office in accordance with the Bylaws of CNX Gas Corporation;

2.	To ratify and approve the CNX Gas Corporation Equity Incentive Plan, as amended;

3.	To ratify the anticipated appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of CNX Gas Corporation for the fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By resolution of the Board of Directors we have fixed the close of business on March 8, 2007, as the record date for determining the stockholders of CNX Gas entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

If you do not expect to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Your prompt response will be helpful and your cooperation is appreciated. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person.

Sincerely,

Stephen W. Johnson
Senior Vice President,
Secretary and General Counsel

March 16, 2007

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A U.S. MAIL PRE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE BE SURE TO COMPLETE AND RETURN EACH PROXY.

i

PROXY STATEMENT

March 16, 2007

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of CNX Gas Corporation (“CNX Gas” or the “Company”) to be voted at the Annual Meeting of Stockholders to be held on April 23, 2007, at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 (the “Annual Meeting”).

This proxy statement, together with CNX Gas’ Annual Report to Stockholders, are being mailed on or about March 16, 2007 to holders of record of CNX Gas common stock as of March 8, 2007.

The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Voting and Revocation of Proxies

The persons named as proxies on the accompanying proxy card have informed CNX Gas of their intention, if no contrary instructions are given, to vote the shares represented by such proxies:

•	in favor of the election as directors of CNX Gas of those persons nominated in this proxy statement to hold office in accordance with the Bylaws of CNX Gas;

•	in favor of the ratification and approval of the CNX Gas Corporation Equity Incentive Plan, as amended (the “Plan”);

•

in favor of the ratification of the anticipated appointment of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as the independent auditor of CNX Gas for the fiscal year ending December 31, 2007;

•	in accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Stockholders.

Record Date and Vote Required for Approval.    The record date with respect to this solicitation is March 8, 2007. All holders of record of CNX Gas common stock as of the close of business on March 8, 2007 are entitled to vote at the Annual Meeting and any adjournment thereof. As of March 8, 2007, CNX Gas had 150,864,825 shares of common stock outstanding. Each share of common stock is entitled to one vote. Stockholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of CNX Gas’ common stock entitled to vote in the election of directors, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the Annual Meeting. Except as otherwise provided by law, CNX Gas’ Certificate of Incorporation or Bylaws, on all other matters, including approval of the Plan and ratification of the anticipated appointment of PwC as our independent auditor, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and voting on the matter is required for approval.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as approval of our Plan, although they may vote their clients’ shares on the election of directors and the ratification of the anticipated appointment of PwC as our independent auditor. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The proxy card also serves as the voting instruction for the trustees who hold CNX Gas shares of record for participants in the CONSOL Energy Inc. Investment Plan for Salaried Employees. If voting instructions representing shares in this plan are not received, those shares will remain unvoted.

Revocation of Proxy.    A proxy may be revoked by a stockholder at any time prior to it being voted by:

•	signing and submitting a revised proxy card;

•	voting in person at the meeting; or

•	notifying the CNX Gas Secretary in writing of the revocation.

Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board.

Proxy Solicitation.    All costs relating to the solicitation of proxies will be borne by CNX Gas. Georgeson Inc. has been retained by CNX Gas to aid in the solicitation of proxies, at an estimated cost of $6,000 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CNX Gas will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting.    As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by CNX Gas. Such documents are available for examination only by the inspectors of election and certain employees of CNX Gas and the Company’s transfer agent, who assist in the tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet applicable legal requirements.

CNX Gas will provide to any stockholder, without charge and upon the written request of the stockholder, a copy (without exhibits, unless otherwise requested) of CNX Gas’ Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for CNX Gas’ fiscal year ended December 31, 2006. Any such request should be directed to CNX Gas Corporation, Legal Department, 4000 Brownsville Road, South Park, PA 15129. Neither the Annual Report on Form 10-K nor the Annual Report to Stockholders is part of the proxy solicitation materials.

GENERAL INFORMATION

The Board of Directors and its Committees

The Board of Directors.    The business and affairs of CNX Gas are managed under the direction of our Board. Our Board currently has eight (8) members: Philip W. Baxter (Chairman), James E. Altmeyer, Sr., Nicholas J. DeIuliis, Raj K. Gupta, J. Brett Harvey, William J. Lyons, John R. Pipski and Joseph T. Williams. Each director holds office until the next annual election of directors at the Annual Meeting and until the election and qualification of the director’s successor.

CNX Gas does not have a formal policy regarding directors’ attendance at the Annual Meeting, however, all directors are encouraged to attend. At the 2006 Annual Meeting, each of the then-serving seven members of the Board attended the meeting. Mr. Williams was appointed to the Board in July 2006 and thus did not attend the 2006 Annual Meeting.

Director Independence.    The current listing standards of the New York Stock Exchange (“NYSE”) require our Board to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Stockholders of CNX Gas. The Board, at its meeting held on February 26, 2007, affirmatively determined that each of James E. Altmeyer, Sr., Philip W. Baxter, Raj K. Gupta, John R. Pipski and Joseph T. Williams is an “independent director” with respect to CNX Gas under the independence standards of the CNX Gas Corporation Corporate Governance Guidelines described below and the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards.

The Board established the following standards for determining director independence in our Corporate Governance Guidelines:

No director will be independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board will make this determination at least annually. Consistent with NYSE Listing Standards, the Board has established the following standards for determining director independence:

(i) Per Se Exclusions. A director will not be deemed independent if, (A) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company; (B) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); (C) (1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (D) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (E) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues

(ii) Categorical Standards. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence (other than a member of the Audit Committee, whose independence is subject to additional restrictions set forth in the Audit Committee Charter): serving as a director of CONSOL Energy Inc., the Company’s controlling stockholder.

Messrs. Altmeyer, Gupta and Williams are also directors of CONSOL Energy Inc. (“CONSOL Energy”), which as of March 8, controlled approximately 81.5% of the voting power of CNX Gas’ common stock.

Given CONSOL Energy’s majority ownership of CNX Gas voting stock, CNX Gas is a “controlled company” under the current listing standards of the NYSE, and CNX Gas has chosen to take advantage of all of the exemptions available to “controlled companies” under Section 303A of the NYSE Listed Company Manual, as noted throughout this proxy statement.

Committees of the Board.    Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Finance. Non-employee, independent directors comprise our Audit Committee in accordance with the current listing standards of the NYSE. Current charters for each committee are available on CNX Gas’ website at www.cnxgas.com. Actions taken by our committees are reported to the full Board. Each committee conducts an annual performance review of its activities and an annual review of its charter. Furthermore, each committee has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisers as that committee determines to be appropriate.

Audit Committee.    Our Audit Committee, which currently consists of four directors, provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company and its subsidiaries. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of CNX Gas and its subsidiaries and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CNX Gas’ internal controls and periodically reviews the services provided to the Company by CONSOL Energy in accordance with the terms of the Services Agreement (discussed on page 19 of this proxy statement). In discharging its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers. Our Board has determined that all members of our Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that all members of the Audit Committee are independent, within the meaning of SEC and NYSE regulations, and that Mr. Pipski, chairman of the Audit Committee, qualifies as an “audit committee financial expert.”

See page 57 of this proxy statement for a copy of our Audit Committee’s report for the 2006 fiscal year.

Compensation Committee.    Our Compensation Committee carries out the responsibilities, and exercises the authority, of our Board with respect to matters relating to the compensation of executive officers and directors of CNX Gas to the extent assigned by the Board and in accordance with the Compensation Committee’s charter. Our Compensation Committee, which currently consists of four directors, is generally responsible for:

•

reviewing and approving the corporate goals and objectives relevant to the compensation of CNX Gas’ Chief Executive Officer, evaluating his performance in light of those goals and objectives, and based on that evaluation, establishing his compensation;

•	reviewing and approving the compensation of the other executive officers of CNX Gas;

•	reviewing and recommending new incentive-compensation and equity-based incentive plans and changes to existing plans to the Board for approval;

•

administering all short-term and long- term incentive compensation plans, including establishing annual performance goals for the executive officers, certifying achievement of performance goals and approving awards payable thereunder;

•	reviewing and approving other compensation arrangements with officers of CNX Gas; and

•	reviewing and recommending to the Board the compensation of non-employee directors of CNX Gas for their service as directors.

Our Compensation Committee’s charter generally permits it to delegate its responsibilities and authorities to one or more subcommittees. Our Compensation Committee has created an independent subcommittee comprised of members of the committee who qualify as “outside directors” for purposes of Section 162(m) of the federal Internal Revenue Code. This subcommittee deliberates on, and makes recommendations to the Board with respect to, the incentive plans in which the named executive officers (who are listed below) participate, such as the Long-Term Incentive Program under the CNX Gas Corporation Equity Incentive Plan, which is described more fully in the narrative section following the Summary Compensation Table and Grants of Plan-Based Awards Table.

Our Compensation Committee conducts an annual review of our compensation program. The committee engages outside compensation consultants to assist it in establishing total direct compensation and the components thereof (base salary, short-term incentive and long-term incentive compensation) for CNX Gas’ executive officers. In 2006, it engaged the services of Towers Perrin HR Services (“Towers Perrin”) and Mercer Human Resource Consulting (“Mercer”). Towers Perrin was retained to assist the committee with the development of the compensation peer group, to provide market compensation data for comparable positions at comparable companies and to make recommendations regarding levels of base salary, short-term incentive compensation and long-term incentive compensation for executive officers in 2006. Mercer was retained to review and make recommendations regarding the composition of the compensation peer group, to assist the committee in the design of a new long-term incentive compensation program, to make recommendations regarding the incentive opportunity under that program for executive officers as a percentage of base salary, based on market data for comparable positions at comparable companies, to make recommendations regarding the design of the Company’s retirement program, to provide market data regarding director compensation at comparable companies and to make recommendations regarding CNX Gas director compensation for 2006. Both Towers Perrin and Mercer are nationally recognized compensation consulting firms. Our Senior Vice President and General Counsel as well as human resources personnel, at the request of the Compensation Committee, interface with, and supply information to, the consultants.

In reviewing and making determinations regarding the compensation program for executive officers other than the Chief Executive Officer, our Compensation Committee, in addition to considering the benchmarking information provided by the outside compensation consultants and other factors, solicits and receives recommendations from the Chief Executive Officer regarding each component of such executive officer’s compensation. With respect to the Chief Executive Officer’s compensation, our Compensation Committee meets annually with him to discuss his recommendations concerning his goals and objectives for the forthcoming year and to discuss his performance in light of the prior year’s goals and objectives. The committee considers the Chief Executive Officer’s self-evaluation and, after also considering the benchmarking data supplied by the compensation consultants and other factors, including their own assessment, establishes the compensation payable to the Chief Executive Officer.

Management also retained Buck Consultants, LLC to determine the Black-Scholes value applicable to option awards granted by our Compensation Committee and Board, as the case may be, to our employees and directors in 2006.

Our Compensation Committee also from time to time reviews and makes recommendations to our Board regarding the compensation of the independent members of the Board, including the Chairman of the Board. This review includes consideration of director compensation practices compared with those of other similarly situated public companies. The Board then determines and approves the compensatory arrangements between CNX Gas and its independent directors.

For a more detailed discussion of the processes employed by our Compensation Committee in determining executive officer compensation, as well as the role of our management and outside compensation consultants in assisting the Committee, see “Executive Compensation and Stock Option Information—Compensation Discussion and Analysis” beginning on page 23 of this proxy statement.

CNX Gas relied on the “controlled company” exception to the NYSE listing standards to permit Mr. Harvey and Mr. Lyons, who are not “independent” under the current listing standards of the NYSE due to their position as executive officers of CONSOL Energy, to serve on our Compensation Committee.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for assisting the Board with respect to matters relating to the composition, structure and governance of the Board, to the extent assigned by the Board and in accordance with its charter. Responsibilities of our Nominating and Corporate Governance Committee, which currently consists of four directors, include identifying and recruiting qualified individuals to become directors of CNX Gas and recommending to the Board for approval (i) the nominees for director for each annual meeting of CNX Gas’ stockholders, and (ii) nominees to fill vacancies on the Board, as necessary. Our Nominating and Corporate Governance Committee has established director qualification standards and will consider director candidates recommended by CNX Gas’ stockholders. See “ Stockholder Proposals—General Information Regarding the Content of Proposals” beginning on page 66 of this proxy statement for information as to how a stockholder can nominate a director candidate.

CNX Gas believes that our directors should bring balance, experience, and diversity to the Board as a whole. Board members should have the highest professional and personal ethics and values and should bring integrity, insight, energy, and analytical skills to Board deliberations. We recognize the strength and effectiveness of the Board depends on the commitment of the directors, and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities.

The following lists the specific minimum qualifications that our Nominating and Corporate Governance Committee believes a director nominee must have to serve on the Board:

•	proven integrity;

•	strategic vision;

•	business acumen;

•	ability to exercise independent judgment;

•	demonstrated exceptional ability and judgment;

•	achievement of a position of leadership;

•	ability to objectively evaluate risks and opportunities;

•	ability to read and understand basic financial statements;

•	relevant business, professional, political and social/cultural experience;

•	social consciousness;

•	understanding CNX Gas’ business;

•	willingness to commit the time required of a director; and

•	contribution to the Board’s desired diversity and balance.

Our Nominating and Corporate Governance Committee evaluates candidates for director, including those recommended by stockholders, on the basis of these factors in light of the specific needs of the Board at the time. Our Nominating and Corporate Governance Committee considers candidate recommendations from a variety of sources, including stockholders, CNX Gas directors and, if necessary, third party search firms. In 2006, CNX Gas did not retain a third-party search firm to assist it with finding director candidates for the Board.

Our Nominating and Corporate Governance Committee recommended to the Board that Messrs. Altmeyer, Baxter, DeIuliis, Gupta, Harvey, Lyons, Pipski and Williams be nominated for election as directors.

Our Nominating and Corporate Governance Committee responsibilities include:

•	reviewing the size and structure of the Board;

•	recommending to the Board the number of directors and the number, size and function of Board committees;

•	annually reviewing our corporate governance guidelines which the committee developed and the Board adopted;

•	overseeing the effective corporate governance of CNX Gas in accordance with these guidelines, including review of outside activities of directors and executive officers; and

•	developing, recommending to the Board and overseeing an annual self-evaluation process for the Board and its committees.

A current copy of CNX Gas’ Corporate Governance Guidelines is available on CNX Gas’ website, www.cnxgas.com. CNX Gas relied on the “controlled company” exception to the NYSE listing standards to permit Mr. Harvey and Mr. Lyons, who are not “independent” under the current listing standards of the NYSE due to their position as executive officers of CONSOL Energy, to serve on our Nominating and Corporate Governance Committee.

Finance Committee.    The Finance Committee, which currently consists of five directors, has responsibility for monitoring, and providing advice and counsel to the Board and CNX Gas’ management regarding CNX Gas’ (i) capital structure and policies, (ii) operating and capital budgets, (iii) financing activities (including credit agreements), (iv) strategic plans, including potential mergers and acquisitions and corporate structure, (v) financial risk management policies and activities, including CNX Gas’ asset-liability mix and (vi) any ERISA-qualified, funded plans sponsored by CNX Gas, to the extent assigned by the Board and in accordance with the Finance Committee’s Charter.

Corporate Governance Web Page and Available Documents.    CNX Gas maintains a corporate governance page on its website at www.cnxgas.com that includes information about its corporate governance. You can find the following documents on the website:

•	the CNX Gas Corporation Corporate Governance Guidelines;

•	the CNX Gas Corporation Code of Ethics and Business Conduct for Directors;

•	the CNX Gas Corporation Code of Ethics and Business Conduct for Employees; and

•	the Charters of the Audit, Nominating and Corporate Governance, Compensation, and Finance Committees.

CNX Gas will also provide a printed copy of these documents to those who request copies in writing from Stephen W. Johnson, Senior Vice President, General Counsel and Secretary, CNX Gas Corporation, 4000 Brownsville Road, South Park, Pennsylvania 15129.

Compensation Committee—Interlocks and Insider Participation.    CONSOL Energy owns more than a majority of CNX Gas’ outstanding common stock. Two current members of the committee (Mr. Harvey and Mr. Lyons) are executive officers of CONSOL Energy, and Mr. Harvey and a third member of the committee (Mr. Altmeyer) serve on CONSOL Energy’s board of directors. Additionally, CNX Gas engages in, and plans to continue to engage in, business transactions with CONSOL Energy and its affiliates. See “Certain Relationships and Related Transactions” below.

Membership and Meetings of the Board of Directors and its Committees.    During 2006, each of the incumbent directors attended not fewer than 75% of the aggregate of (1) the total number of meetings held by the Board (during the period in which he was a director) and (2) the total number of meetings held by each committee of the Board on which he served (during the period that he served).

Current committee membership and the number of meetings of the full Board and committees held in 2006 are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Philip W. Baxter(1)	Chair	Member	Member	Member	Member

James E. Altmeyer, Sr.	Member	Member	Chair

Nicholas J. DeIuliis	Member

Raj K. Gupta	Member	Member			Chair

J. Brett Harvey(2)	Member		Member	Chair

William J. Lyons(3)	Member		Member	Member	Member

John R. Pipski(4)	Member	Chair			Member

Joseph T. Williams	Member			Member	Member

Number of 2006 Meetings	7	12	8	5	5

(1)	Through April 28, 2006, Mr. Baxter served as an ex officio member of each committee, meaning, as Chairman of the Board of CNX Gas, he attended and participated in all meetings of the committees of the Board, but was not a voting member. From April 28, 2006, upon recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Baxter to be a regular, voting member of each of the committees.
(2)	Mr. Harvey is the President and Chief Executive Officer of CONSOL Energy and is not “independent” as defined under the NYSE corporate governance rules for purposes of serving on CNX Gas’ Board, Compensation Committee and Nominating and Corporate Governance Committee.
(3)	Mr. Lyons is the Chief Financial Officer of CONSOL Energy and is not “independent” as defined under the NYSE corporate governance rules for purposes of serving on CNX Gas’ Board, Compensation Committee and Nominating and Corporate Governance Committee.
(4)	The Board has determined that Mr. Pipski is “independent” and qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

During 2006, the non-management directors held 4 executive sessions and the presiding director for these meetings was the Chairman of the Board.

Compensation of Directors

The following table sets forth the compensation earned by CNX Gas’ Board for the 2006 fiscal year.

DIRECTOR COMPENSATION (2006)

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(2)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Philip W. Baxter	106,500	342,224	22,222	—	—		470,946
James E. Altmeyer, Sr.	62,500	58,894	5,557	—	—	—	126,951
Raj K. Gupta	54,000	58,894	5,557	—	—	—	118,451
J. Brett Harvey(4)	—	—	—	—	—	—	—
William J. Lyons(4)	—	—	—	—	—	—	—
John R. Pipski	60,000	58,894	5,557	—	—	—	124,451
Joseph T. Williams	23,146	—	8,334	—	—	—	31,480

(1)	Mr. DeIuliis is President and Chief Executive Officer of CNX Gas. Mr. DeIuliis’ compensation is reported in the Summary Compensation Table and the other tables set forth herein. He does not receive any additional compensation in connection with his service on CNX Gas’ Board.
(2)	The values set forth in this column are based on the compensation cost recognized in 2006 for financial statement reporting purposes and computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123R”), disregarding any estimate of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in CNX Gas’ financial statements, footnotes to the financial statements, or discussion in the Management’s Discussion & Analysis, as applicable, in CNX Gas’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the SEC on February 20, 2007 (“Form 10-K”).
(3)	The following tables set forth the aggregate number of CNX Gas restricted stock unit and option awards outstanding as of December 31, 2006 for each of the directors:

CNX Gas Options		CNX Gas Restricted Stock Units

Director	Options Outstanding	Director	Restricted Stock Units Outstanding
Baxter	10,173	Baxter	43,509
Altmeyer	2,544	Altmeyer	7,545
Gupta	2,544	Gupta	7,545
Pipski	2,544	Pipski	7,545
Williams	7,184	Williams	—

The full grant date fair value of the option awards granted in 2006 to Messrs. Baxter, Altmeyer, Gupta, Pipski and Williams were $100,001, $25,008, $25,008, $25,008, and $60,005, respectively. The full grant date fair value of the restricted stock unit awards granted in 2006 to Messrs. Baxter, Altmeyer, Gupta, and Pipski were $100,007, $25,023, $25,023, and $25,023, respectively.

(4)	Messrs. Harvey and Lyons are the President and Chief Executive Officer and the Chief Financial Officer, respectively, of CONSOL Energy. Additionally, Mr. Harvey is a member of CONSOL Energy’s Board of Directors. Messrs. Harvey and Lyons did not receive any additional compensation for their service on the Board of CNX Gas. For information regarding Messrs. Harvey’s and Lyon’s compensation paid by CONSOL Energy, please see CONSOL Energy’s definitive proxy statement for its 2007 Annual Meeting of Stockholders.

Understanding Our Director Compensation Table

Annual Fees and Awards.    CNX Gas does not compensate directors who are employees of CNX Gas, CONSOL Energy or any of their respective subsidiaries for service on the Board or on any of its committees. CNX Gas provides the following compensation to directors who are not employees of CNX Gas, CONSOL Energy or any of their respective subsidiaries for their services.

Prior to November 1, 2006, the compensation consisted of:

•	for the non-executive Chairman of the Board, an annual fee of $80,000;

•	for all other directors, an annual fee of $25,000;

•	an attendance fee of $1,500 for each meeting of the Board;

•	an annual fee of $5,000 to the Audit Committee Chairman;

•	an attendance fee of $1,000 for each meeting of the Audit Committee;

•	an annual fee of $3,000 to the Chairmen of each of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Finance Committee;

•	an attendance fee of $1,000 for each meeting of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Finance Committee;

•

for the non-executive Chairman of the Board, an annual grant of CNX Gas stock options and restricted stock units with an aggregate dollar value of $200,000 (payable 50% in the form of stock options and 50% in the form of restricted stock units);

•

for all other directors, an annual grant of CNX Gas stock options and restricted stock units with an aggregate dollar value of $50,000 (payable 50% in the form of stock options and 50% in the form of restricted stock units);

•	reimbursement of customary and usual travel expenses and continuing director educational expenses; and

•

if first appointed to the Board after January 18, 2006 (the effective date of the Company’s Registration Statement on Form S-1), an initial election award with an aggregate dollar value of $40,000 (payable 100% in the form of stock options).

On October 11, 2006, upon the recommendation of the Compensation Committee, the Board approved some changes to the compensation arrangements for non-employee directors, which became effective as of November 1, 2006 on a prospective basis. The changes were as follows:

•	the annual fee for directors (other than the non-executive Chairman of the Board) increased to $35,000;

•	the annual fee to the Audit Committee Chairman increased to $10,000;

•	the annual fee paid to the Chairmen of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Finance Committee increased to $5,000;

•	an annual equity award with an aggregate grant date dollar value of $70,000 (with the form of the award to be determined at the time of grant); and

•	an initial election equity award with an aggregate grant date dollar value of $60,000 (with the form of the award to be determined at the time of grant).

The annual cash fees are paid in quarterly installments to the non-employee directors.

Since the equity compensation award changes outlined above were under review at the time of Mr. William’s appointment to the Board, the Board approved the grant to Mr. Williams of an additional option to purchase the Company’s common stock with an aggregate dollar value of $20,000 (using a Black-Scholes value determined as of the grant date of such option) under the CNX Gas Corporation Equity Incentive Plan, in consideration for his service as a director.

Additionally, CNX Gas also reimburses the non-executive Chairman of the Board’s employees $24,000 per year for clerical support related to Board and other CNX Gas matters.

Non-Employee Director Nonqualified Stock Option Awards.    Non-qualified stock options included in the Director Compensation Table were granted to our non-employee directors under the CNX Gas Corporation Equity Incentive Plan. The exercise price per share of each nonqualified stock option award granted to a director is the fair market value of the Company’s common stock on the grant date. Options vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date. This vesting accelerates upon a “change of control” of CNX Gas. Subject to the provisions of the particular nonqualified stock option agreement and the Plan, the director may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date. Options granted under the option agreement are not transferable and may not be assigned or otherwise transferred or encumbered by the director, except by will or the inheritance laws.

A termination of a director’s service will have the following effects on the director’s stock option awards:

•	if the director is terminated for “cause,” options (whether vested or unvested) will be deemed cancelled and forfeited in their entirety;

•

if the director is terminated without cause (except as set forth below), fails to win re-election to the Board, or resigns voluntarily, the unvested portion of the options will be deemed cancelled and forfeited and the vested portion, if any, will remain exercisable for a period of 90 days following such termination;

•

if the director’s service is terminated as a result of death or disability, the options will immediately vest in full and will remain exercisable for the lesser of three years or until the expiration date of the options;

•

if the director terminates service on or after normal retirement age, the unvested portion of the options will vest in their entirety on the effective date of his or her retirement and remain exercisable until their respective expiration dates.

Non-Employee Director Restricted Stock Unit Awards.    The restricted stock units included in the Director Compensation Table were granted under the CNX Gas Corporation Equity Incentive Plan. The restricted stock unit awards (including associated dividend equivalent rights) entitle a director to receive shares of our common stock in a series of installments over their period of continued service with us. Each unit represents the right to receive one share of common stock following the vesting date of that unit. Directors are entitled to three successive equal annual installments upon their completion of each year of continued service with us over the 3-year period measured from the award date. Prior to actual receipt of shares which have vested, a director may not transfer any interest in his or her award or the underlying shares, or pledge or otherwise hedge the sale of those shares. However, the right to receive any shares which have vested but remain unissued at the time of the director’s death may be transferred pursuant to the provisions of a will or the laws of inheritance.

A director is not entitled to stockholder rights until the director becomes the record holder of the shares following their actual issuance. If a regular cash dividend is declared on our common stock at a time when unissued shares of such common stock are subject to an award, then the number of shares subject to the award will automatically be increased by an amount determined in accordance with a pre-established formula. The additional shares resulting from such calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. In the event of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change affecting CNX Gas’ outstanding common stock as a class without its receipt of consideration, the number and/or class of securities subject to the award will be appropriately adjusted to preclude any dilution or enlargement of rights under the award.

If a director dies, becomes disabled or retires at normal retirement age, all shares subject to an award will vest automatically and be delivered to the director immediately, or as soon as practical thereafter. If he or she is terminated for “cause” or ceases to provide services for any reason other than death, disability or retirement at a normal age, the award will be cancelled with respect to any unvested shares, and the number of restricted stock units will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units. In addition, in the event of a termination for “cause,” the director will also forfeit all right, title and interest in and to any shares which have vested under his or her award and which are either held at that time or are otherwise subject to deferred issuance. If a director has sold any shares relating to a restricted stock unit award within the 6-month period ending on the termination date for “cause,” then such director will be required to repay CNX Gas, within 10 days of our written demand, the cash proceeds from each sale (if CNX Gas’ demand is made within one year after the sale date).

For the meanings of the defined terms used in the CNX Gas Corporation Equity Incentive Plan, see “Executive Compensation and Stock Option Information—Definitions under the Change in Control Severance Agreement and Plan” beginning on page 33 of this proxy statement.

Communication with Board of Directors

Stockholders and other interested persons who wish to communicate with the Board may do so by writing to the Board and should address their communications to the attention of the Corporate Secretary at CNX Gas Corporation, 4000 Brownsville Road, South Park, PA 15129 or by sending an e-mail to director@cnxgas.com. The Corporate Secretary will relay all such communication to the Board in its entirety or individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary). The Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and delivers communications to the full Board or individual directors, as appropriate. In the ordinary course, the Corporate Secretary does not deliver certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquires. Communications that are intended specifically for the chairman, the independent directors or the non-management directors should be sent to the street address or e-mail address noted above, to the attention of the chairman. Information concerning communications with the Board also is contained on CNX Gas’ website at www.cnxgas.com.

Beneficial Ownership of Securities

The following table sets forth beneficial ownership of our common stock by (1) beneficial owners of more than five percent of CNX Gas’ common stock as of December 31, 2006, based upon information filed with the SEC, and (2) each director and each nominee for director, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers of the Company as a group, based on information known to the Company as of March 8, 2007. Amounts shown include options that are currently exercisable or that may be become exercisable within 60 days of March 8, 2007 and restricted stock units which may vest within 60 days of March 8, 2007. Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to shares of CNX Gas common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Consolidation Coal Company(1) 1800 Washington Road Pittsburgh, PA 15241-1405	122,896,667	(1)	81.5

Nicholas J. DeIuliis	76,370	(2)	*

Ronald E. Smith	125,071	(3)	*

Gary J. Bench	24,768	(4)	*

Stephen W. Johnson	13,575	(5)	*

Philip W. Baxter	48,311	(6)	*

James E. Altmeyer, Sr.	21,674	(7)	*

Raj K. Gupta	11,974	(8)	*

J. Brett Harvey	15,625		*

William J. Lyons	5,824	(9)	*

John R. Pipski	4,474	(10)	*

Joseph T. Williams	6,000		*

All Executive Officers and Directors as a group (11 persons)	353,666		*

*	Indicates less than one percent (1%) ownership.
(1)	Consolidation Coal Company, a wholly-owned subsidiary of CONSOL Energy, has pledged its shares of CNX Gas common stock (including any shares it would acquire in the future under the options granted to it in the Master Separation Agreement described below under “Certain Relationships and Related Transactions”) to a collateral trustee for the ratable benefit of the lenders that participate in CONSOL Energy’s $750 million revolving credit agreement, the holders of CONSOL Energy’s 8.25% medium term notes due June 1, 2007 and the holders and trustee with respect to CONSOL Energy’s 7.875% notes due March 1, 2012 in the principal amount of approximately $250 million. If CONSOL Energy were to become in default on any of its obligations under these debts, the trustee may exercise various remedies with respect to the pledged stock, including, (i) transfer into its own name, or into the name of its nominee, all or any part of the shares, (ii) take control of, and manage all or any of, the shares, (iii) apply any monies, including cash dividends and income from the shares to the payment of debt, and (iv) after ten (10) days’ advance notice to CONSOL Energy, sell, assign, give an option or options to purchase or otherwise dispose of the shares or any part thereof at public or private sale. Consequently, a default by CONSOL Energy under its credit facility, medium-term or long-term notes could result in a change of control of CNX Gas.

Under the Master Separation Agreement CONSOL Energy has the right to purchase shares of CNX Gas capital stock in order to maintain a percentage ownership in CNX Gas capital stock of at least eighty percent (80%) for tax consolidation purposes, as well as to engage in a tax-free spin off of CNX Gas.

(2)	Includes options to purchase 70,370 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007.
(3)	Includes 52,650 shares beneficially owned by Mr. Smith’s spouse and options to purchase 66,666 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007. Mr. Smith disclaims beneficial ownership of the shares held by his spouse, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.
(4)	Includes options to purchase 19,768 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007.
(5)	Includes 742 shares underlying restricted stock units that are currently vested or may vest on or before May 7, 2007 and options to purchase 10,833 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007.
(6)	Includes 23,750 shares held by the Philip W. Baxter Trust, of which Mr. Baxter is a trustee, 21,170 shares underlying restricted stock units that are currently vested or may vest on or before May 7, 2007, and options to purchase 3,391 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007.
(7)	Includes 17,200 shares held jointly by Mr. Altmeyer and his spouse, 3,626 shares underlying restricted stock units that are currently vested or may vest on or before May 7, 2007 and options to purchase 848 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007.
(8)	Includes 6,000 shares held jointly by Mr. Gupta and his spouse, 3,626 shares underlying restricted stock units that are currently vested or may vest on or before May 7, 2007 and options to purchase 848 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007.
(9)	Includes 4,687 shares held jointly by Mr. Lyons and his wife.
(10)	Includes 3,626 restricted stock units that are currently vested or may vest on or before May 7, 2007 and options to purchase 848 shares of common stock which are currently exercisable or may become exercisable on or before May 7, 2007.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table may be subject to this type of security interest.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL #1—NOMINATIONS FOR ELECTION OF DIRECTORS

The nominees for election as directors are identified below. Each director holds office until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve prior to the date of the Annual Meeting, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate as a replacement following recommendation by the Nominating and Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, positions with CNX Gas, other directorships and age, as of March 16, 2007.

Philip W. Baxter, Chairman of the Board, age 58, has been the Chairman of the Board of CNX Gas since June 30, 2005, the date of its formation. Mr. Baxter served as a director of CONSOL Energy (as well as chairman of its audit committee and a member of its finance committee) from August 1999 until August 2005. Mr. Baxter has been the President of Stan Johnson Company, a nationally recognized leader in commercial real estate brokerage specializing in single-tenant properties, since September 2002. Mr. Baxter was Chief Financial Officer and Executive Vice President of the Tulsa-based energy conglomerate, Mapco Inc., until March 1998 when it merged with The Williams Company. During his 18-year career at Mapco, Mr. Baxter held a number of officer level positions including Chief Information Officer and Senior Vice President of Strategic Planning. Prior to his career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company. In 1970, Mr. Baxter received a bachelor’s degree in Business Administration from the University of Oklahoma and is a 1992 graduate of the Darden Executive Program of the University of Virginia.

James E. Altmeyer, Sr., Director, age 68, has been a Director of CNX Gas since June 30, 2005, the date of its formation, and a director of CONSOL Energy since November 2003. He currently serves as a member of CONSOL Energy’s audit and compensation committees. Mr. Altmeyer has been President and Chief Executive Officer of Altmeyer Funeral Homes, Inc. of West Virginia, Ohio, and Virginia since 1972. He also has been President of Altmeyer Realty, a real estate holding company, and of Martin-Steadfast Insurance Company since 1972. Since 1987, Mr. Altmeyer has served on the board of directors of Wesbanco, a multi-state bank holding company with offices in Pennsylvania, West Virginia and Ohio, and currently serves on its audit committee. Mr. Altmeyer also serves as a member of the executive committee of the board of directors of Wheeling Hospital, is Vice Chairman of the Chambers Foundation, serves on the Veterans’ Administration Advisory Committee for the National Cemetery Administration and is a member of the board of directors of the General Douglas MacArthur Foundation. Mr. Altmeyer is a graduate of the U.S. Military Academy, West Point, New York, a combat veteran of the Vietnam War and the recipient of numerous decorations, including the Silver Star.

Nicholas J. DeIuliis, Director, age 38, has been the President and Chief Executive Officer and a Director of CNX Gas since June 30, 2005, the date of its formation. Prior to that time, he held the following positions at CONSOL Energy: Senior Vice President—Strategic Planning from November 2004 to August 2005; Vice President—Strategic Planning from April 2002 until November 2004; Director—Corporate Strategy from October 2001 to April 2002; Manager—Strategic Planning from January 2001 to October 2001; and Supervisor—Process Engineering from April 1999 to January 2001. Mr. DeIuliis served as a director of Fairmont Supply Company, a wholly-owned subsidiary of CONSOL Energy, until July 2005. Mr. DeIuliis is also a member of the board of directors of the Independent Petroleum Association of America and the Carnegie Science Center. Mr. DeIuliis is a registered engineer in the Commonwealth of Pennsylvania, and a member of the Pennsylvania Bar. He received a bachelor’s degree in chemical engineering from Pennsylvania State University and a masters of business administration degree and juris doctorate from Duquesne University.

Raj K. Gupta, Director, age 64, has been a Director of CNX Gas since June 30, 2005, the date of its formation, and a director of CONSOL Energy since February 2004. He currently serves as a member of

CONSOL Energy’s audit and finance committees. Currently an independent management consultant, from 1965 until his retirement in 2000, Mr. Gupta held various management positions with Phillips Petroleum Company, an international integrated oil and gas company now part of ConocoPhillips, including Vice President of Strategic Planning, managing Phillips’ strategic planning, growth and globalization efforts in South America, China, the Middle East and the former Soviet Union. From June 2000 to December 2004, he served on the board of directors of Yukos Oil Company, headquartered in Moscow, Russia, chaired its compensation committee and was a member of its audit and finance committees. He also serves on the advisory board of Preng & Associates, an executive search firm specializing in the energy and natural resources industries, in Houston, Texas. Mr. Gupta earned a master’s degree in Industrial Engineering and Management Science from Kansas State University and a Bachelor of Science degree in Mechanical Engineering with Honors from Birla Engineering College in India.

J. Brett Harvey, Director, age 56, has been a Director of CNX Gas since June 30, 2005, the date of its formation, and President and Chief Executive Officer and a director of CONSOL Energy since January 1998. Prior to joining CONSOL Energy, Mr. Harvey served as the President and Chief Executive Officer of PacifiCorp Energy Inc., a subsidiary of PacifiCorp, from March 1995 until January 1998. Mr. Harvey also was President and Chief Executive Officer of Interwest Mining Company from January 1993 until January 1998 and Vice President of PacifiCorp Fuels from November 1993 until January 1998. Mr. Harvey has been a member of the board of directors of Barrick Gold Corporation (a gold mining company headquartered in Toronto, Ontario, Canada) since December 2005. He also serves as a member of the National Mining Association, the World Coal Institute, the IEA Coal Industry Advisory Board, and the Waterways Council, Inc., member of the board of directors of the Bituminous Coal Operators’ Association, member of the executive committee and the board of the Center for Energy & Economic Development, member of the Chief Executive Officer Group of the Coal-Based Generation Stakeholders, member of the executive advisory board of the Virginia Coalfield Development Authority, member of the National Coal Council, member of The Conservation Fund Corporate Counsel and chairman of the Greater Pittsburgh Council of the Boy Scouts of America. He received a bachelor’s degree in Mining Engineering from the University of Utah.

William J. Lyons, Director, age 58, has been a Director of CNX Gas since October 17, 2005. Mr. Lyons has been Chief Financial Officer of CONSOL Energy since February 2001. From January 1995 to February 2001, Mr. Lyons held the position of Vice President-Controller for CONSOL Energy. Mr. Lyons joined CONSOL Energy in 1976. Mr. Lyons earned a bachelor’s degree in business administration and a master’s degree in accounting from Duquesne University.

John R. Pipski, Director, age 59, has been a Director of CNX Gas since August 15, 2005. Since 2001, Mr. Pipski has provided financial and tax accounting services to business clients, through his own firm. From 1970 to 2001, he held various positions at the international accounting firm of Ernst & Young, LLP. For eighteen years at Ernst & Young, Mr. Pipski was a tax partner specializing in corporate taxation, mergers and acquisitions and tax accounting issues in the coal and manufacturing industries. In addition, he held various positions within the Tax and Audit Departments of that firm. Mr. Pipski served as a board member and treasurer of The Ronald McDonald House Charities of Pittsburgh. Mr. Pipski is a certified public accountant and earned bachelor’s and master’s degrees in financial administration from Michigan State University.

Joseph T. Williams, Director, age 69, has been a Director of CNX Gas since July 10, 2006. He currently serves as chairman of CONSOL Energy’s finance committee and a member of CONSOL Energy’s nominating and corporate governance committee and has been a director of CONSOL Energy since January 2004. Mr. Williams is a retired oil and natural gas industry executive who has held positions as chairman or chief executive officer or both for NASDAQ, American, and NYSE listed companies. Most recently, from October 2000 to December 2001, Mr. Williams served as chairman of DevX Energy, Inc., an independent energy company. From July 1998 to August 1999, Mr. Williams was the president and chief executive officer of MCN Investment Corporation, a subsidiary of MCN Energy, Inc. Mr. Williams spent eighteen years with Chevron Corp. where he held management positions with increasing responsibility in both domestic and international operations. His executive positions after leaving Chevron included assignments at Mitchell Energy and Development Corp., Lear Petroleum Corporation, and PG&E Resources Company where, as president and chief executive officer, he oversaw the acquisition of several significant companies in building a mid-size independent oil and gas exploration and production company. He was a member of a number of industry organizations and was president of the Dallas Petroleum Club and chairman of the Dallas Wildcat Committee. Mr. Williams is also a member of both the Society of Petroleum Engineers and the 25 Year Club of the Petroleum Industry. Mr. Williams received a Bachelor of Science in Petroleum Engineering from the University of Texas in 1960.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions.    CNX Gas has a number of intercompany agreements with CONSOL Energy, which is the owner of approximately 81.5% of CNX Gas common stock as of March 16, 2007. Provided below is a summary description of the master separation agreement between CNX Gas and CONSOL Energy and the other key agreements that relate to CNX Gas’ separation from CONSOL Energy which CNX Gas entered into as part of the separation from CONSOL Energy. References in this section to CONSOL Energy include its subsidiaries and references to CNX Gas include CNX Gas’ subsidiaries. These agreements are not the result of arm’s-length negotiation.

Overview

The master separation agreement contains the key provisions related to CNX Gas’ separation from CONSOL Energy. The other agreements referred to in the master separation agreement govern various interim and ongoing relationships between CONSOL Energy and CNX Gas. These agreements include:

•	the master cooperation and safety agreement;

•	the tax sharing agreement; and

•	the services agreement.

This description relates only to transactions which occurred since January 1, 2006 or that otherwise relate to on-going matters.

Master Separation Agreement

Contribution of Assets; Assumption of Liabilities.    CONSOL Energy and some of its affiliates transferred to CNX Gas the assets that were used exclusively in CONSOL Energy’s gas operations and other assets specifically listed in the agreement, subject to some specified exclusions. These assets included in particular coalbed methane and conventional oil and gas rights located in Virginia, Pennsylvania, northern West Virginia and Tennessee. All assets were transferred to CNX Gas on an “as-is-where-is” basis, which means that CNX Gas bears all the risk of a failure of title on any of the assets. In the event that both CNX Gas and CONSOL Energy have rights under specified contracts, the party that signed the contract will make available the rights and benefits of that contract to the other party, but only to the extent that the contract applies to the other party, and the other party will assume and discharge the liabilities related to those rights and benefits. CNX Gas assumed all of the liabilities related to those assets and the gas operations, even if those liabilities were as a result of activities occurring prior to the effective date of the separation of the businesses and regardless of whether such liabilities were the result of negligence or misconduct on the part of CONSOL Energy, subject to the following allocation of unknown liabilities, if any, asserted in writing by one or more third parties prior to the fifth anniversary following August 8, 2005: CNX Gas will be responsible for the first $10 million of aggregate unknown liabilities; CONSOL Energy will be responsible for the next $40 million of aggregate unknown liabilities; and CNX Gas will be responsible for any additional unknown liabilities over $50 million. CNX Gas will also be responsible for any unknown liabilities which were not asserted in writing during this five year period. Specified excluded liabilities which may have been related to gas operations were not assumed by CNX Gas and CNX Gas is being indemnified by CONSOL Energy with respect to these. Some of the excluded liabilities may have been incurred by CNX Gas subsidiaries, which would have to satisfy those liabilities if CONSOL Energy failed to satisfy them.

In addition to the transfers made to CNX Gas in the separation, CONSOL Energy leased to CNX Gas under a master lease substantially all other coalbed methane and conventional oil and gas rights that CONSOL Energy and its majority-owned subsidiaries hold in the United States. These leased assets are principally located outside of Virginia, Pennsylvania, northern West Virginia and Tennessee. The master lease provided for a one-time payment of $50,000 at its inception. The master lease has a 99-year term and by its terms no royalty is payable.

Covenants.    CNX Gas has agreed that, for so long as CONSOL Energy beneficially owns at least fifty percent (50%) of CNX Gas’ outstanding voting stock, CNX Gas will not take any action which would limit the ability of CONSOL Energy or its transferee to transfer its shares of CNX Gas common stock, and will not take any actions that could reasonably result in CONSOL Energy being in breach of, or in default under, any contract or agreement, including any action that would cause a default under CONSOL Energy’s debt instruments. Additionally, CNX Gas will not issue any additional capital stock without CONSOL Energy’s consent if after such issuance CONSOL Energy would own less than eighty percent (80%) of CNX Gas’ outstanding voting stock.

Option Rights.    CNX Gas has granted CONSOL Energy the right to purchase shares of CNX Gas capital stock in two instances. First, CONSOL Energy has the right to purchase shares of CNX Gas capital stock in order to maintain a percentage ownership in CNX Gas capital stock of at least eighty percent (80%) for tax consolidation purposes. Second, CONSOL Energy has the right to purchase the required number of shares of CNX Gas capital stock so that it may effect a distribution of all of its CNX Gas shares to its stockholders as a tax-free spin-off. The exercise price for any CNX Gas shares purchased by CONSOL Energy is the then market price (defined as the average of the last sales price on each of the immediately preceding five trading days) on the securities exchange or quotation system on which CNX Gas stock is listed.

CNX Gas has agreed not to buy or sell any assets, dispose of any assets, or acquire any equity or debt securities of a third party in each case in excess of $30 million without CONSOL Energy’s prior consent.

Master Cooperation and Safety Agreement

The master cooperation and safety agreement contains provisions related to the safe and economical operation of CNX Gas’ gas business and CONSOL Energy’s coal business where the parties have joint interests. To the extent there is any conflict between CNX Gas’ gas interests and CONSOL Energy’s coal interest in a joint location, CONSOL Energy’s coal operations generally prevail. CNX Gas has agreed to sign and deliver any waiver or consent necessary to allow coal mining operations of CONSOL Energy in the vicinity of any property or gas rights owned by CNX Gas and CONSOL Energy has agreed that CNX Gas has the right to capture gas from any well associated with CONSOL Energy’s property, subject to CONSOL Energy’s right to preclude CNX Gas from capturing gas with respect to any active mining area in order to promote safety for and productivity of its coal operations. CNX Gas will receive all proceeds from the capture of gas in all wells. In order to coordinate CNX Gas’ operational relationship with CONSOL Energy, the parties coordinate CNX Gas’ annual drilling plan with CONSOL Energy’s ten year mine plan.

Tax Sharing Agreement

CONSOL Energy and CNX Gas entered into a tax sharing agreement. The tax sharing agreement governs the respective rights, responsibilities, and obligations of CONSOL Energy and CNX Gas with respect to specified tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes and related tax returns.

In general, under the tax sharing agreement, CONSOL Energy is responsible for the remittance of U.S. federal income taxes of the affiliated group of corporations, including CNX Gas, of which it is the common parent, and is responsible for the remittance of state income taxes to states in which CONSOL Energy is required to file, or elects to file a consolidated or combined state income tax return. Additionally, CNX Gas is obligated to pay to CONSOL Energy each year an amount equal to the amount of U.S. federal income tax and state income tax that CNX Gas would have incurred had CNX Gas filed a separate U.S. federal income tax return and separate state income tax returns in these states in which CNX Gas is included in a consolidated or combined state tax return filed by CONSOL Energy. In 2006, CNX Gas paid CONSOL Energy $37,241,000 for taxes attributable to CNX Gas’ obligation under the tax sharing agreement. Of this amount, $2,592,000 was for 2005.

Services Agreement

The services agreement governs the provision by CONSOL Energy to CNX Gas of support services, such debt service administration, accounting and tax, investor relations, payroll and human resources administration, legal, information technology, internal audit, real estate management, management of cash held in our accounts and other general administrative functions. CNX Gas has also agreed to reimburse CONSOL Energy for any out-of-pocket payments, costs and expenses associated with these services as well as to pay an allocated share of CONSOL Energy’s direct and indirect administrative and overhead costs. The agreement continues until terminated by the mutual agreement of the parties.

CNX Gas was charged $4.0 million for the twelve months ended December 31, 2006, for accounting and administrative services provided by CONSOL Energy. These fees were determined based upon an allocation of annual estimated hours worked on CNX Gas matters versus matters for other CONSOL Energy companies by CONSOL employees.

Other Transactions

CNX Gas sells gas to some of CONSOL Energy’s mines for use in gas-fired coal dryers. Sales are made at local index prices or on a basis reflecting the monthly average price received by CNX Gas from third party sales, depending on location. CNX Gas also sells gas to Buchanan Generation, LLC, in which CNX Gas has a 50% interest, on both a market and a discounted basis, depending upon the circumstances. In 2006, CNX Gas’ sales of gas to CONSOL Energy and Buchanan Generation, LLC aggregated approximately $8.5 million. CNX Gas also purchases various supplies from CONSOL Energy’s wholly owned subsidiary Fairmont Supply; the cost of these items reflect current market prices and is included in cost of goods sold as arms-length transactions. During 2006, CNX Gas’ purchases of supplies from Fairmont Supply equaled approximately $210 thousand. Management of CNX Gas believes that these sales and purchases are on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances and that future sales of gas to CONSOL Energy and Buchanan Generation, LLC, and purchases of supplies from Fairmont Supply will continue to be made on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances.

CNX Gas leases office space in South Park, Pennsylvania from CONSOL Energy. In 2006, CNX Gas paid CONSOL Energy $200 thousand in rent.

CNX Gas utilizes services and engages in operating transactions in the normal course of business with CONSOL Energy. The following represents a summary of the significant transactions of this nature:

We agreed in the master separation agreement not to take any action that would cause a default under CONSOL Energy’s debt instruments. The indenture for CONSOL Energy’s 7.875% Notes due March 1, 2012 in the principal amount of approximately $250 million requires that all subsidiaries of CONSOL Energy that incur third party debt must also guaranty these notes. Thus, as a result of our entering into our unsecured $200 million credit agreement with third party commercial lenders in October 2005, we and our subsidiaries guaranteed CONSOL Energy’s 7.875% Notes. In addition, if we were to grant liens to a lender as part of a future borrowing, this indenture and the agreement governing CONSOL Energy’s 8.25% medium term notes due June 1, 2007 would require us to ratably secure both the 7.875% Notes and the medium term notes.

Under CNX Gas’ master cooperation and safety agreement with CONSOL Energy, CONSOL Energy incurs drilling costs related to gob gas production due to the necessity to de-gas coal mines in connection with production for safety reasons. CNX Gas estimates that the cost to CONSOL Energy of drilling these wells was $8.9 million in 2006. CNX Gas captures and markets the gas from these wells and, therefore, benefits from this drilling activity, although it is not burdened with the cost to drill these gob wells. CNX Gas is responsible for the costs incurred to gather and deliver the gob gas to market. Unless CNX Gas chooses to drill, all gob well drilling costs are borne by CONSOL Energy and only the collection and processing costs are reflected in CNX Gas’ financial statements.

CONSOL Energy pays for metered power at some mining operations in which CNX Gas conducts its operations. CNX Gas then reimburses CONSOL Energy for CNX Gas’ allocable share of such metered power on a monthly basis, which amounts to approximately $203 thousand per month.

CNX Gas employees may elect to participate in a defined contribution investment plan administered by CONSOL Energy. Amounts charged to expense by CNX Gas for matching and other contributions in the investment plan were $646 thousand for the twelve months ended December 31, 2006. CONSOL Energy charges CNX Gas the actual matching amounts contributed by CONSOL Energy on behalf of CNX Gas’ employees.

Eligible employees may also participate in a long-term disability plan administered by CONSOL Energy. Benefits for this plan are based on a percentage of monthly earnings, offset by all other income benefits available to the disabled. CNX Gas’ allocation of the long-term disability plan expense under this plan was $321 thousand for the twelve months ended December 31, 2006. Allocation of the expense for this plan is based on the percentage of CNX Gas’ active salary employees compared to the total active salary employees covered by the plan.

CONSOL Energy has provided financial guarantees on behalf of CNX Gas. At December 31, 2006, these financial guarantees are as follows:

•

CONSOL Energy has an agreement with Dominion Field Services to guarantee any unpaid obligations of CNX Gas pursuant to their gas sales agreements with Dominion Field Services for Central Appalachian production. The maximum undiscounted future payments required pursuant to the agreement are $3 million.

•

CONSOL Energy guarantees the obligations of CNX Gas with respect to its gas derivative hedging activity under an International Swap and Derivative Association (“ISDA”) Agreement with Morgan Stanley Capital Group entered into in October 2003. The amount of this obligation fluctuates based on gas prices, but, as of December 31, 2006, CNX Gas did not have any term transactions with Morgan Stanley under the ISDA agreement.

•

CONSOL Energy guarantees up to $10 million of any unpaid obligations of CNX Gas with respect to the agreement dated May 26, 2004 between CNX Gas and Equitable Energy, LLC, relating to purchases and/or trades of natural gas and/or natural gas products, electric energy or capacity, financial derivatives or related contracts. CONSOL Energy has the right to terminate the guaranty by providing Equitable Energy, LLC 30 day’s written notice.

•

CONSOL Energy guarantees the obligations of CNX Gas with respect to its gas derivative hedging activity under an ISDA Agreement with Citibank entered into in December 2002. The amount of this obligation fluctuates based on gas prices.

•

CNX Gas has an agreement dated December 31, 2004 with Baltimore Gas and Electric Company that guarantees the prompt and complete payment of all obligations and amounts owed to Baltimore Gas and Electric Company related to the purchase and/or sale of natural gas. CONSOL Energy has guaranteed any unpaid obligations of CNX Gas related to this agreement, up to $3 million. The guarantee will continue in force until 30 days prior written notice is given from CONSOL Energy to Baltimore Gas and Electric Company.

•

CONSOL Energy is the guarantor of the agreement dated October 22, 2004 between CNX Gas and East Tennessee Natural Gas, LLC, relating to the sale, purchase, exchange, storage or transportation of natural gas. CONSOL Energy has guaranteed any unpaid obligation of CNX Gas related to this agreement, limited to $100,000 in the aggregate, plus reasonable costs and expenses incurred by East Tennessee Natural Gas, LLC, in collecting the obligation and/or enforcing this guarantee. In the event that CNX Gas defaults in the payment of any of the obligations, within 30 days after receiving written notice from East Tennessee Natural Gas, LLC, CONSOL Energy shall make such payment or otherwise cause the same to be paid.

•

CONSOL Energy is the guarantor of the agreement between CNX Gas and Columbia Gas Transmission Corporation dated April 14, 2004, related to all natural gas transportation and services agreed to between CNX Gas and Columbia Gas Transmission. The amount of this obligation fluctuates based on transportation prices and contracted volumes.

•

CONSOL Energy has an agreement dated October 29, 2004 with Sequent Energy Management to guarantee the obligations of CNX Gas relating to the purchase, sale or exchange of natural gas or other hydrocarbons or non-combustible gases. The amount of this obligation fluctuates based on gas prices and contracted volumes.

•

CONSOL Energy guaranteed the obligations of CNX Gas up to a maximum amount of approximately $53 million under the agreements entered into between CNX Gas and East Tennessee Natural Gas, LLC related to the Jewell Ridge lateral gas pipeline.

With respect to the above guarantees which relate to contracts of one of CNX Gas’ subsidiaries, CNX Gas believes that over time, the counterparties to those guarantees will release CONSOL Energy from its performance obligations. Furthermore, CNX Gas does not believe this change will result in a material increase in cost to CNX Gas.

Review, Approval or Ratification of Transactions with Related Persons.    The master separation agreement, master cooperation agreement, tax sharing agreement and services agreement described above were not negotiated at arms-length and do provide various preferential rights to CONSOL Energy as a result. Many of the other transactions described above are the legacy of CONSOL Energy’s operation of CNX Gas’ businesses as a division of CONSOL Energy prior to the 2005 separation. These existing transactions with CONSOL Energy are not typically subject to review by CNX Gas. However, our Audit Committee in accordance with its charter, reviews, at least annually, the services provided to CNX Gas by CONSOL Energy, including the nature, extent and cost of those services.

With respect to other transactions with “related persons” (as defined by SEC rules), CNX Gas’ policies and procedures for review, approval or ratification of transactions with related persons are not contained in a single policy or procedure; instead, relevant aspects of CNX Gas’ program are drawn from various corporate documents. Most importantly, the Audit Committee’s charter provides that the committee must review, and, if appropriate, approve or ratify all transactions between the Company (including its subsidiaries) and any related persons that are required to be reported under the SEC’s related party regulation (Regulation S-K Item 404). At its meeting on February 26, 2007, the Audit Committee adopted a formal written policy in this regard. Under the policy, prior to entering into a related person transaction, a director, nominee or executive officer is to notify our chief financial officer and general counsel of the material facts regarding the transaction. If our chief financial officer and general counsel determine that the proposed transaction is a related person transaction, it is presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the chairman of the committee) for approval. The committee will consider all relevant facts and circumstances including the terms of the transaction and terms that would be available to unrelated parties, the benefits to us, and, if it involves an independent director, any impact on independence. The committee will also inform our Nominating and Corporate Governance Committee of any related party transactions involving directors or nominees. Since the SEC’s related party regulation also applies to directors’ and executive officers’ family members as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and bringing them to us for approval. When we become aware of a related person transaction that has not been previously approved, the policy provides that it will be presented to our Audit Committee for ratification or other action. The policy also provides that our Audit Committee will review on an annual basis ongoing related person transactions having a remaining term of more than six months or a remaining amount in excess of $120,000.

The charter of CNX Gas’ Nominating and Corporate Governance Committee requires the Nominating and Corporate Governance Committee to review the outside activities of directors and executive officers of the Company and decide questions of possible conflicts of interest of directors and executive officers of the Company. The Company’s Corporate Governance Guidelines also contain provisions relevant to related party transactions in that they require that every director must seek the consent of the Nominating and Corporate Governance Committee and the Chairman of the Board to confirm the absence of any actual or potential conflict prior to accepting any invitation to serve on another corporate or not-for-profit board of directors or with any government or advisory group. CNX Gas also requires that officers and directors adhere to written codes of business conduct and ethics regarding various topics including conflicts of interest, loans from the Company, the receipt of gifts, service in outside organizations, political activity and corporate opportunities; officers and directors certify compliance with these codes in writing each year. Where related party transactions pose potential conflicts of interest involving directors or officers, the Audit Committee and Nominating and Corporate Governance Committees have elected to meet in joint session with the full Board in order to review, approve or ratify such transactions. The Chairman of the Board, and chairpersons of the Audit Committee and Nominating and Corporate Governance Committee lead deliberations and affected directors or officers may recuse themselves. In making determinations with respect to possible conflicts of interest, directors act in good faith and in the best interests of the Corporation and all stockholders, as required by law. Related party transactions that must be reviewed pursuant to the program outlined above may be identified by various sources, including the officers of the Company and the directors themselves (in this regard, the Company employs annual ethics compliance certifications, described above, and director and officer questionnaires to elicit relevant information). In 2006, other than the transactions described above, no related party transactions that would otherwise have required review and approval or notification were exempted from review.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CNX Gas’ directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of CNX Gas common stock with the SEC and the NYSE. Based upon a review of filings with the SEC, written representations that no other reports were required, and on CNX Gas’ records, CNX Gas believes that during 2006, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

Required Vote.    As more fully set forth in Section 2.9 of CNX Gas’ Bylaws, the affirmative vote of a plurality of the votes cast at the Annual Meeting shall elect directors. CONSOL Energy, as the holder of more than a majority of CNX Gas’ outstanding common stock, has the power to elect all of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Compensation Committee Report.    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with CNX Gas’ management and, based upon such review and discussion, the committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Committee’s charter is available on our website at www.cnxgas.com.

Respectfully submitted,

The Compensation Committee
James E. Altmeyer, Sr., Chairman
Philip W. Baxter
J. Brett Harvey
William J. Lyons

March 16, 2007

(The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX Gas under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent CNX Gas specifically incorporates the Report by reference therein.)

Compensation Discussion and Analysis.    This Compensation Discussion and Analysis describes and discusses the compensation of our named executive officers in calendar year 2006.

Role of our Compensation Committee in Connection with Executive Compensation Decision-Making

Our Board has granted the Compensation Committee the authority to make decisions regarding compensation of our named executive officers in accordance with the Committee’s charter. The Committee’s responsibilities and authorities include:

•

Reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, based on that evaluation, establishing the Chief Executive Officer’s compensation.

•	Reviewing and approving the compensation of executive officers of CNX Gas, including the Chief Financial Officer, the Chief Operating Officer and the General Counsel.

•	Reviewing and making recommendations to the Board regarding new incentive-compensation and equity-based incentive plans and changes to existing plans.

•

Administering short-term and long-term incentive compensation plans, including the establishment of annual performance goals for the executive officers under those plans, certification of performance goal achievement and the approval of awards payable thereunder.

•	Assisting the Board in matters relating to management development and succession.

A copy of the Compensation Committee’s charter is available on the company’s website at www.cnxgas.com.

Objectives and Elements of the Compensation Program

The objectives of our compensation program are to:

•	attract, motivate and retain high caliber officers capable of enhancing stockholder value;

•	emphasize “pay for performance,” with a significant portion of total compensation tied to the Company’s financial and strategic goals; and

•	align the interests of executive officers with those of the Company’s stockholders through equity-based compensation.

To achieve these objectives, our compensation program has the following elements:

•	base salary;

•	short-term (annual) incentive compensation;

•	long-term incentive compensation granted under the CNX Gas Corporation Equity Incentive Plan; and

•	post-employment compensatory arrangements.

The named executive officers participate in all these elements of our compensation program.

Our Compensation Committee has determined to pay the named executive officers current and short-term compensation in cash (in the form of base salary and annual incentives). The committee believes that these components of compensation are customarily paid in the form of cash and the committee did not determine to deviate from this custom. The committee has further determined to pay long-term incentive compensation through the use of awards under the CNX Gas Corporation Equity Incentive Plan, as amended (hereinafter referred to as the “Plan”). Under the Plan, the Compensation Committee has approved awards to our named executive officers in the form of options, restricted stock units (in the case of our General Counsel), and performance share units which, if earned, are paid in cash and the value of which is tied to the performance of the Company’s stock relative to its peers over a defined performance period (as more fully described below). These long-term incentives were chosen by the committee to align the named executive officers’ long-term interests with the interests of our stockholders.

Role of Outside Compensation Consultants and Executive Officers in Our Compensation Program

Our Compensation Committee engages outside compensation consultants to assist the committee with various aspects of the compensation program. For example, in establishing total direct compensation and the components thereof—base salary, short-term incentive compensation and long-term incentive compensation—for named executive officers, the committee reviews compensation data for executives in similar positions to our named executive officers at comparable companies. The purpose of this review is to benchmark the compensation levels of our named executive officers—that is, to provide an external standard of compensation for comparison purposes—in order to get a sense of the competitive levels of compensation for the positions. This market data serves as a guide; it is not the committee’s policy to be bound by this market data and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies. In addition to providing this benchmarking data, the compensation consultants assist in the development of an appropriate peer group of companies from which to draw the data, make recommendations to the committee regarding appropriate levels of compensation for the named executive officers and other employees of the Company based on the data and other factors, and assist the committee in designing various components of the compensation program. The committee utilizes the company’s Senior Vice President and General Counsel and human resources personnel to interface with and supply information to the compensation consultants.

In reviewing and making determinations regarding the compensation program for executive officers other than the Chief Executive Officer, the committee, in addition to considering the benchmarking information provided by the outside compensation consultants and other factors, solicits and receives recommendations from the Chief Executive Officer regarding each component of such executive officer’s compensation. With respect to the Chief Executive Officer’s compensation, the committee meets annually with him to discuss his recommendations concerning his goals and objectives for the forthcoming year and to discuss his performance in light of the prior year’s goals and objectives. The committee considers the Chief Executive Officer’s self-evaluation and, after also considering the benchmarking data supplied by the compensation consultants and other factors, including their own assessment, establishes the compensation payable to the Chief Executive Officer.

Considerations in Developing the Compensation Program in 2006

Our Compensation Committee’s view of the executive compensation program in 2006 was significantly impacted by the following developments in 2006:

•

2006 was the first year in which the committee considered the performance and compensation of the named executive officers in their capacities as officers of a methane gas exploration and production company separate from CONSOL Energy. In establishing the initial compensation of these officers in 2005, the Board reviewed some compensation data from comparable companies, but the Board was acting largely within CONSOL Energy’s compensation structure and program.

•

The increase in the market value of the Company from August 2005 (when we separated our business from CONSOL Energy and completed a private placement of 18.5% of our common stock) to February 2006, when the committee adopted the short-term incentive compensation program for 2006 and established the performance goals for 2006, and also to April 2006, when the committee reviewed and set base salaries for the named executive officers for 2006, established the short-term incentive opportunities for the named executive officers for 2006, and made long-term incentive compensation awards for 2006. The committee saw the creation of this significant stockholder value to be, in large part, the result of the efforts of the Company’s management.

•

2006 was the first year in which the committee exercised its authorities and responsibilities as a committee of a public company, including reviewing and establishing the compensation of the named executive officers in their capacities as executive officers of a public company with a market capitalization of approximately $4.0 billion.

•

Relatively high gas prices in late 2005 and the first half of 2006 led many natural gas producers to announce significantly increased drilling programs for 2006 and beyond, including in the Appalachian Basin where our principal operations are located. This increased activity caused an increased demand for production resources, including experienced personnel. One of the important drivers of the compensation program in 2006 was the retention of our managers, which was reflected in both higher overall levels of compensation and the vesting terms of long-term incentive awards.

As a result, the committee’s approach to compensation evolved in 2006 and a number of components of our compensation program changed. For example, the committee determined early in 2006 that base salary plus short-term incentive should be targeted at approximately the median total annual compensation (salary plus bonus) of comparable companies, subject to adjustment in particular cases for competitive factors such as performance, experience and retention; the annual short-term incentive opportunity at target performance levels should be equal to 50% to 100% of base salary depending on position, with payouts ranging from 70% to 200% of target depending on actual performance measured against pre-established performance goals; and that long-term incentive awards should have a grant-date value of 50% to 100% of base salary depending on position, with awards in the form of stock options and restricted stock units. However, as discussed above, consistent with the Committee’s “pay for performance” philosophy and taking into account changing market conditions, at its April 25, 2006 meeting, the committee refined its philosophy and noted its desire to generally set base salaries at the median of the peer group, to provide annual incentive opportunities at target levels in the 50th to 70th percentiles of the opportunities at comparable companies and long-term incentive awards with a target value in the 50th to 70th percentiles of awards at comparable companies. Moreover, largely for the above reasons, in 2006 the committee approved the establishment of a new short-term incentive compensation program, the establishment of a new long-term incentive compensation program and the establishment of a new, alternative retirement program for all employees (all as more fully described below).

Elements of the Compensation Program: Base Salary, Short-Term Incentive Opportunity and Long-Term Incentive Awards—Annual and Total Direct Compensation

The Compensation Committee annually reviews and establishes each named executive officer’s base salary, short-term incentive compensation opportunity and long-term incentive award. The sum of base salary and short-term incentive compensation opportunity is referred to as “total annual compensation” and the sum of all three elements is referred to as “total direct compensation.” The committee reviews the components of total direct compensation separately and also reviews total annual compensation and total direct compensation in the context of the market data provided by the outside compensation consultants.

Employment Arrangements.    Our Chief Operating Officer and General Counsel have offer letters which set forth the terms of their initial compensation as officers of CNX Gas. Our Chief Executive Officer does not have an offer letter because it was determined that the terms of his initial employment as an officer of CNX Gas were adequately set out in offering documents prepared in connection with our 2005 private placement. However, because none of our named executive officers has an employment agreement, the Company is not contractually obligated to provide any specific form or level of compensation. On January 24, 2007, we entered into a transfer agreement with our Chief Financial Officer in which he agreed to transfer his position from Senior Vice President and Chief Financial Officer to Director of Tax and Treasury effective February 28, 2007. A description of the transfer agreement may be found in “Understanding our Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”

On January 25, 2007, we announced that the Board had elected Mark D. Gibbons to serve as our Senior Vice President and Chief Financial Officer, effective as of March 1, 2007. Mr. Gibbons’ initial annual base salary will be $250,000 and his annual target short-term incentive opportunity will be $125,000 with a maximum potential bonus of 200% of target. It is expected that Mr. Gibbons also will execute our form of change in control agreement for executives (at a two times multiplier), which agreement is described under the caption “Understanding the Employment Termination and Change in Control Tables” on page 49 of this proxy statement. Mr. Gibbons also participates in the Company’s Long-Term Incentive Program (under the CNX Gas Corporation Equity Incentive Plan) described below for the performance period ending December 31, 2009 and received performance share units having a grant date value of 250% of his base salary. Mr. Gibbons also participates in our benefit plans provided to other executive officers. A copy of his offer letter is filed as Exhibit 10.1 to our Current Report on Form 8-K, dated January 24, 2007.

In 2006, for purposes of the committee’s review of the compensation program, the committee did not consider short-term incentive compensation payouts or long-term incentive awards paid by CONSOL Energy for services of any of the named executive officers in their respective capacities as employees of CONSOL Energy before they became employees of CNX Gas.

Base Salary.    Base salary is intended to compensate each named executive officer on a competitive basis for the performance of the duties required of his or her position at the high level expected by the Company.

Short-Term Incentive Compensation Program Opportunity.    The short-term incentive compensation program is designed to motivate each named executive officer and other employees of the Company to achieve annual, pre-established goals for specific performance criteria that impact stockholder value. Specifically, the committee believes that the performance criteria should be:

•	controllable—that is, the employee can affect the result;

•	measurable—that is, achievement of the goals can be objectively measured; and

•	meaningful—that is, the criteria will impact stockholder value.

This program is consistent with the committee’s “pay for performance” emphasis of the compensation program.

Formula.    The Compensation Committee adopted a 2006 short-term incentive compensation program which provides for payouts in accordance with the following formula:

Base Salary	X	Short-Term Opportunity (as % of base salary)	x	(75% Company Performance Factor	+	25% Individual Performance Factor)	=	2006 Short Term Incentive Payout

Under the program, no payouts are paid unless the Company achieves a threshold level of net income.

Company Performance Factor.    The Company performance factor is based on the achievement of pre-established goals for three performance criteria: safety, unit cost and production. The committee believes that these performance goals are especially appropriate for measuring short-term compensation. The committee believes that investors value the Company’s stock on a short-term basis in part according to the Company’s ability to achieve our production and cost goals for the year. The Board measures the Company’s performance for the year in large part based on achieving the goals set forth in our performance plan. Moreover, these goals meet the committee’s criteria for short-term incentive compensation as set forth above.

Each of these criteria contributes one-third to the Company performance factor and the payout for each factor can range from 0% to 200% depending on actual performance as measured against the target pre-established goal for each of the performance criteria. With respect to the safety performance criterion, the payout is 0 for not achieving zero lost time accidents, the only acceptable level of safety performance, and 200% for achieving the goal. With respect to the production criterion, a 3% increase above the goal results in the payout for that criterion being set at 200% and a decrease of 3% results in the payout being set at 70%. With respect to the unit cost criterion, a 3% decrease below the goal results in the payout for that criterion being set at 200% and an increase of 3% results in the payout being set at 70%. There is no payout for performance below the 70% payout threshold for the production and unit cost criteria. The company factor is determined by calculating the percentage score for each criterion, dividing that score by three and then adding the products of those calculations together.

Individual Performance Factor.    In the case of our Chief Executive Officer, the Compensation Committee determines his individual performance factor by discussing and reviewing with the Board their assessment of the Chief Executive Officer’s annual performance and his self-assessment of his performance. Each year, our Chief Executive Officer submits to the Compensation Committee his performance goals and objectives for the upcoming year.

In the case of our other named executive officers, the individual performance factor has two performance criteria: operations support and position specific goals, which are weighted in the discretion of the Chief Executive Officer. The payout on the individual performance factor can range from 0 to 200%, depending on actual performance as evaluated against the goals and objectives defined by the Chief Executive Officer.

Long Term Incentive Compensation.    Long-term compensation is intended to compensate named executive officers for the creation of value for the stockholders over time. This intention is generally achieved through the grant of equity-based awards. Prior to October 2006, the Company’s principal form of equity-based award had been stock options. The committee’s view of long-term compensation evolved in 2006 and a new program using performance share units which is described below was adopted in October, 2006.

Setting of Total Annual and Total Direct Compensation.

Peer Group.    In 2006, the Compensation Committee, with the assistance of our outside compensation consultants, used two sources for compensation data at comparable companies: (i) proxy statements of a peer group of companies and (ii) industry compensation surveys published by nationally-recognized compensation consulting firms. Because the 2006 proxy statement information relating to 2005 compensation data was not generally available until April 2006, the Compensation Committee considered and set the total direct compensation of the named executive officers at two meetings in late April 2006.

The peer group utilized by the Compensation Committee was recommended by our outside compensation consultants. At the request of the consultants, management of the Company suggested appropriate peer companies for inclusion in the peer group, but the consultants assembled the group, primarily based on oil and gas exploration and production companies with comparable revenues to CNX Gas. The peer group consisted of: Southwestern Energy, Equitable Resources, Cimarex Energy, Range Resources, Plains Exploration & Production, Quicksilver Resources, Cabot Oil & Gas, St. Mary Land & Exploration, Northern Border Partners, Houston Exploration, Bill Barrett and Penn Virginia Corporation. Among the 12 companies included in the group, CNX Gas ranked third in market capitalization, ranked tenth in revenues and had the fewest employees.

Compensation of the Named Executive Officers.    After considering each element of total direct compensation, the committee reviewed the total annual compensation (base salary and short-term incentive) and total direct compensation (base salary, short-term incentive and long-term incentive) of the named executive officers compared to the available market data. The data showed that total annual compensation for 2005 was above the peer group median for the Chief Executive Officer and Chief Operating Officer and below the peer group median for the Chief Financial Officer and the General Counsel. The market survey data were consistent with the peer group data. The data showed that, similar to total annual compensation, total direct compensation for 2005 was above the peer group median for the Chief Executive Officer and Chief Operating Officer and below the peer group median for the Chief Financial Officer and the General Counsel.

After considering all of this market data, the committee evaluated the Chief Executive Officer’s recommendations for the named executive officers (other than the Chief Executive Officer), which are summarized as follows:

Executive Officer	Base Salary	Short-Term Opportunity (as % of base salary/Target Amount)	Total Annual Compensation Opportunity	Long-Term Incentive Award (stock options)	Total Direct Compensation Opportunity
Chief Operating Officer	$400,000	75%/$300,000	$700,000	$750,000	$1,450,000
Chief Financial Officer	$220,000	45%/$ 99,000	$319,000	$450,000	$769,000
General Counsel	$250,000	50%/$125,000	$375,000	$450,000	$825,000

In terms of base salary, the Chief Executive Officer’s recommendation reflected, in the case of the Chief Operating Officer, his long experience, the excellent 2005 operating results and his importance to the Company and, in the case of the Chief Financial Officer and General Counsel, their contribution to 2005 results and the importance of bringing their base salaries into line with peer and market data.

The committee evaluated these recommendations in light of all of the above market data. In addition, the committee considered, in consultation with the Chief Executive Officer, the operating performance of the Company in 2005, the performance of the Company’s stock price relative to the stock price performance of the Company’s peers (not the same peer group used by the compensation consultants), the individual and collective accomplishments of management in 2005, the ambitious long-range plan of the Company for 2006 and beyond, the importance of retaining these officers in the current environment, the experience level of these officers and their importance to the organization.

The consultants concluded that the recommendations were competitive with the Company’s peers and generally aligned with the Company’s philosophy of providing total compensation at the 50th to 70th percentiles.

Based on all of the foregoing, the Compensation Committee approved the Chief Executive Officer’s recommendations for the named executive officers (other than the Chief Executive Officer) as set forth above.

Chief Executive Officer’s Compensation.    The committee then considered the compensation of the Chief Executive Officer, without the Chief Executive Officer present. To assist the Committee, the outside compensation consultants developed a range of compensation opportunities for the Chief Executive Officer based on both the peer group and market survey data. The consultants noted that their ranges did not take into account the discretion of the committee based on non-market factors, and noted that the committee should consider factors such as tenure, individual performance and internal value.

After considering all of the above factors, the committee approved the following 2006 compensation of the Chief Executive Officer:

Executive Officer	Base Salary	Short-Term Opportunity (as % of base salary/Target Amount)	Total Annual Compensation	Long-Term Incentive Award (stock options)	Total Direct Compensation
Chief Executive Officer	$450,000	100%/$450,000	$900,000	$1,600,000	$2,500,000

In reaching this decision, the Board and the Compensation Committee noted the Chief Executive Officer’s extraordinary leadership ability and his importance to the Company. The committee also noted that the stock options would have a three-year cliff vesting period, which the committee believed should serve as an important retention device.

The changes to base salaries of all named executive officers were effective as of the pay period beginning April 24, 2006.

Setting of Short-Term Compensation Plan Factors.    At meetings in February and April 2006, the committee also set the 2006 short-term incentive plan opportunity, company performance factor and our Chief Executive Officer’s individual performance factor. The committee established the target short-term incentive opportunity—that is, the payout for achieving 100% of the performance goals—at the 50th to 70th percentile of the short-term incentive paid to executives in similar positions at comparable companies. With respect to the company performance factor, the safety performance goal was zero lost time accidents. The specific cost and production performance goals were derived directly from the Board approved performance plan for the year. The production goal was 55.7 Bcf of total production, which was the same as the production guidance for the year which is disclosed to stockholders. The unit cost goal was $2.76 per Mcf. As used in the plan, the term “unit cost” means total cost, adjusted for factors outside of management’s control (such as severance taxes) and, to permit comparability, costs not included in the original 2006 performance plan, to arrive at an operating cost number, divided by total actual production. For 2006, the threshold level of Company net income required for any payout under the plan was $75 million.

Our Chief Executive Officer presented, and our Compensation Committee accepted, the following as his chief individual performance goals and objectives: (i) corporate culture (15%) which involves instilling in management the importance of safety, stockholder return, accountability, and compliance with internal controls, (ii) internal controls (15%) which includes the implementation of an E&P software platform, successful certification of Sarbanes-Oxley compliance by year-end, accurate reporting of financial results (as measured by no accounting or earnings restatements in SEC filings and compliance with CONSOL Energy financial reporting requests), (iii) strategic (35%) which includes presenting to the Board an accurate internal view of company valuation (such as earnings per share, capital structure and forces affecting company valuation), development of a strategic mission, review of strategic acquisition and divestiture targets, and development of a succession plan for key management positions, and (iv) operating and financial performance (35%) which includes meeting 2006 safety, production, capital expenditure, and unit cost goals.

Setting of Long Term Compensation Awards.    Consistent with the historic practice of CONSOL Energy with respect to long-term incentive compensation and its belief that options effectively align the interests of the named executive officers and other managers with the interests of stockholders, our Compensation Committee considered awarding options for 2006 in light of available market data. The peer group data showed that long-term incentive awards in 2005 were above the peer group median for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and below the peer group median for the General Counsel. The market survey data, on the other hand, suggested that the 2005 awards were higher than the market median for all officers. The committee noted that the 2005 option awards to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer were characterized at the time as “start-up” grants, which were intended to compensate those officers for the additional risk they were taking and the additional challenges they would be facing by becoming officers of a company that was not yet a public company. Thus, the 2005 awards were not comparable in kind to the 2006 option awards. The committee targeted the value of the long-term incentive award in the form of stock options at the 50th to 70th percentile of the value of the awards paid to executives in similar positions at comparable companies. The value of the award was based on a Black-Scholes valuation provided by an outside compensation consultant at the grant date. The exercise price of the stock options is the fair market value of the Company’s common stock on the grant date.

Some terms of the option awards were also structured to protect the Company’s business interests and to achieve retention objectives. To enhance the retention objective of the Company’s long-term incentive compensation program, the Compensation Committee deviated from CONSOL Energy’s historic practice by providing for a three-year cliff vesting schedule rather than a four year annual vesting schedule. Additionally, the option awards provide for an acceleration of vesting of the unvested portion of the awards in the event of a change in control of the Company. This provision encourages our named executive officers to act in the best interests of the Company’s stockholders in the event of a potential change in control transaction. Further, to protect our business interests, the option awards contain confidentiality, and two-year non-competition and non-solicitation provisions which are designed to cause a forfeiture of such awards if a named executive officer violates these covenants.

The long-term incentive awards in the form of stock options were granted on April 28, 2006, with an exercise price of $28.50 per share, which was the closing price of the Company’s common stock on the grant date.

October 2006 Adoption of New Long-Term Incentive Program and Setting of Awards.

After the committee determined 2006 total direct compensation for each of the named executive officers, our Chief Executive Officer was concerned that the long-term incentive compensation program at the Company: (i) did not adequately or properly align the interests of our named executive officers and other managers with the interests of stockholders, (ii) did not serve as an effective management retention device, particularly in light of the competition for talent within the industry, and (iii) did not adequately compensate our named executive officers and other managers for superior performance. For example, stock options could permit the holder to derive significant value from an increase in the stock price above the exercise price, even if the increase was related to gas prices rather than the Company’s performance. On the other hand, the stock options could have little incentive value if the market price of the Company’s stock fell below the exercise price, even if the Company was performing well relative to its peers. The Chairman of the Compensation Committee retained outside compensation consultants to assist it in the design of a plan that would address the Chief Executive Officer’s concerns.

In October 2006, the outside compensation consultants recommended, and the committee approved, a new long-term incentive compensation program under the Plan that the committee believes better serves the goals of long-term compensation than an option program. An independent subcommittee of the Compensation Committee comprised of those members of the Compensation Committee who are also “outside directors” for purposes of Section 162(m) under the Code, was formed and separately approved the program.

In adopting the program, the committee noted that the Company did not have a non-qualified retirement plan, such as a supplemental executive retirement plan, and acknowledged the Chief Executive Officer’s desire for a performance-based long-term incentive plan with significant upside potential instead of a service-based supplemental retirement plan. The outside compensation consultants also pointed out that both the market in general and the Company’s compensation peers in particular are migrating away from stock options and towards performance-based plans. For purposes of determining whether to adopt the program and the value of awards thereunder, the committee reviewed long-term incentive awards paid to executives in similar positions at comparable companies. The outside compensation consultants provided the committee with both compensation survey data and proxy data as to incentive awards paid to such persons at comparable companies. The peer group consisted of natural gas exploration and production companies similar in size to CNX Gas on the basis of total revenues. This peer group was slightly different than the peer group the consultants used in connection with establishing total direct compensation in April 2006, and consisted of: Ultra Petroleum, Quicksilver Resources, Southwestern Energy, Pogo Producing, Cimarex Energy, Range Resources, Stone Energy, St. Mary Land & Exploration, Cabot Oil and Gas, Forest Oil, Equitable Resources, Plains Exploration and Houston Exploration. Among the 13 companies, CNX Gas ranked third in market capitalization and tenth in revenues.

Additionally, the consultants noted that it is more common for performance share units to be settled in stock than cash, but they acknowledged that, because CONSOL Energy currently desires to maintain ownership of more than 80% of CNX Gas voting stock, payment of the awards in stock would not be possible.

Our Compensation Committee determined that, going forward, the new program would replace the prior long-term incentive compensation practice of granting stock options and/or restricted stock to executive officers. In October 2006, upon the recommendation of the committee, the Board adopted the new plan and further determined to make awards under the new program, thereby eliminating the need to make long-term incentive compensation plan awards in 2007. For a description of the new long-term incentive plan and awards under it, see “Performance Share Units (New Long-Term Incentive Program, under the Equity Incentive Plan” beginning at page 39 of this proxy statement.

The new program is based on total stockholder return—that is, stock price appreciation/depreciation plus dividends—over a three year performance period compared to a peer group of companies. The committee believes that this performance criterion directly aligns the interests of the named executive officers and other participants with the interests of our stockholders. Moreover, as implemented, the program provides a significant compensation opportunity for superior performance—that is, participants have the opportunity to earn up to 250% of their target award if total stockholder return exceeds the peer group 90th percentile total stockholder return. Finally, the committee believes that the program will serve as a significant retention tool, because each named executive officer must be employed at the time of payment after the end of the three-year performance period in order to receive payment under the program.

The peer group selected for purposes of comparing the Company’s total stockholder return at the end of the performance period was developed by the consultants with some input from management and the Compensation Committee, and is comprised of the following 28 companies: Anadarko Petroleum Corporation, Berry Petroleum Co CL A, Bill Barrett Corp., Cabot Oil & Gas Corporation, Canadian Natural Resources Limited, Chesapeake Energy Corporation, Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources, Inc., EOG Resources, Inc., Equitable Resources, Inc., Forest Oil Corporation, Newfield Exploration Company, Northwest Natural Gas Company, Pengrowth Energy Trust, Penn Virginia Corp., Petrohawk Energy Corporation, Plains Exploration &

Production Company, Pogo Producing Company, Provident Energy Trust, Quicksilver Resources Inc., Range Resources Corporation, Southwestern Energy Company, St. Mary Land & Exploration Company, Stone Energy Corporation, The Houston Exploration Company, Ultra Petroleum Corp., and XTO Energy Inc. We effectively compete with these companies for capital in the market, and how well we perform in that competition is measured by our total stockholder return relative to the total stockholder return of those 28 companies.

The committee considered the recommendations of outside compensation consultants and, with respect to officers other than the Chief Executive Officer, the Chief Executive Officer. Based on these recommendations, the committee determined to award units under the program with a value of 375% of base salary, in the case of the Chief Executive Officer, and 250% of base salary, in the case of the Chief Operating Officer, Chief Financial Officer and General Counsel. The Board approved and ratified the awards.

In making awards under the new program, the committee established a long-term incentive opportunity for each named executive officer based on (i) the value of long-term awards paid to executives in similar positions in the peer group, (ii) the recommendations of the consultant, (iii) in the case of our named executive officers other than the Chief Executive Officer, the recommendation of the Chief Executive Officer, (iii) the performance of each officer over the course of the first year of the Company’s existence, (iv) the internal value of each officer to the Company, (v) the potential value of the awards to named executive officers under different stock price and relative peer group performance scenarios, and (vi) the estimated total cost of the plan from an accounting point of view, including the accounting treatment of the plan.

For a more detailed summary of the new program and the awards made, see “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables—Performance Share Units (New Long-Term Incentive Program) under the Equity Incentive Plan” beginning on page 39 of this proxy statement.

Health and Welfare Benefits.    We also provide health and welfare benefits to our named executive officers which are not tied to any individual or corporate performance objectives or goals and are intended to be part of an overall competitive compensation program. For example, we maintain insurance and other benefit plans for our employees generally. The named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to the named executive officers under such plans.

Retirement and Other Post-Employment Benefits.

401(k).    Our employees are entitled to participate in CONSOL Energy’s 401(k) defined contribution plan. The Company contributes an amount to each named executive officer’s and other participant’s account equal to 100% of each participant’s basic contributions up to 6% of each participant’s base salary, subject to applicable federal income tax limits. Effective as of December 31, 2006, this 401(k) plan was amended to provide an additional contribution by the Company of up to 3% of each eligible participant’s base salary, subject in each case to any applicable federal income tax limits. As more fully set forth immediately below in the Section entitled “Pension Plan,” based on an employee’s date of hire, participation in the amended 401(k) plan additional benefit was optional and offered as an alternative to other post-employment benefits under the CNX Gas Employee Retirement Plan. By reason of their respective dates of hire, each of the named executive officers was offered the option to receive the additional 401(k) contribution benefit. Mr. Johnson elected to receive the additional benefit in lieu of the other post-employment benefits described below. None of Messrs. DeIuliis, Smith or Bench elected to receive the additional 401(k) contribution benefit.

Pension Plan.    To provide our employees with substantially similar pension benefits to those which they had as CONSOL Energy employees, we adopted the CNX Gas Employee Retirement Plan (the “Retirement Plan”). After January 1, 2006, our employees’ pension benefits are calculated and paid pursuant to the Retirement Plan as more fully described in the narrative section following the Pension Benefits Table. Our employees hired prior to August 1, 2004, including our named executive officers, have benefits under the CONSOL Energy Employee Retirement Plan and in some cases, the CONSOL Energy Retirement Restoration Plan in connection with their prior service with CONSOL Energy; for more information please see CONSOL Energy’s definitive proxy statement for its 2007 Annual meeting of Stockholders.

Benefits under the Retirement Plan are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years (“Covered Compensation”). “Average monthly pay” for this purpose includes regular compensation and does not include annual short term incentive compensation amounts or other bonuses or compensation in excess of limits imposed by the federal Internal Revenue Code. Covered Compensation for CNX Gas’ named executive officers is reflected in the “Salary” column of the Summary Compensation Table (up to $220,000, the 2006 limit imposed by the federal Internal Revenue Code).

Effective as of December 31, 2006, in light of recent changes in the law regarding defined benefit pension plans and the volatility of the funding obligations associated with such pension plans, CNX Gas amended the Retirement Plan as part of an effort to transition its retirement benefit program from a defined benefit arrangement to a defined contribution plan arrangement. Pursuant to the amendment, participants in the Retirement Plan who were hired by CNX Gas on or before December 31, 2005, or who were otherwise employed by CONSOL Energy (or an affiliate) immediately prior to the date of hire by CNX Gas to the extent hired by CNX Gas after December 31, 2005, will have an option to remain in the Retirement Plan or have their benefits under the Retirement Plan frozen as of December 31, 2006 and thereafter accrue benefits under the amended 401(k) plan described above in the Section entitled “401(k) Plan”. The amendment also provided that Retirement Plan participants who were not employed by CONSOL Energy (or an affiliate) immediately prior to the date of hire by CNX Gas and were hired by CNX Gas between January 1, 2006 and December 31, 2006 will have their benefits under the Retirement Plan frozen effective December 31, 2006 and will, effective January 1, 2007, begin to accrue benefits under CNX Gas’s amended 401(k) plan. Finally, the amendment provided that all employees not eligible to participate in the Retirement Plan on December 31, 2006 and all employees hired by CNX Gas on or after January 1, 2007 will not be eligible to participate in the Retirement Plan, but if otherwise eligible, will accrue benefits under CNX Gas’ amended 401(k) plan.

Messrs. DeIuliis, Smith and Bench each elected to remain in the Retirement Plan. As stated above, Mr. Johnson elected to have his benefits under the Retirement Plan frozen as of December 31, 2006 and thereafter accrue benefits under the amended 401(k) plan.

CNX Gas Change in Control Severance Agreements.    CNX Gas has entered into change in control severance agreements with each named executive officer which are more fully described under the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement. These agreements provide for severance compensation in the event that the officer’s employment terminates without cause or for good reason following a change in control of the Company or CONSOL Energy. The purpose of these agreements is to:

•

Ensure that the actions and recommendations of the senior management of the Company with respect to a possible or actual change in control of the Company are in the best interests of the Company and all of its stockholders, and are not influenced by their own personal interests concerning their continued employment status after the change in control.

•	Reduce the distraction regarding the impact of an actual or potential change in control on the personal situation of the named executive officer.

The Compensation Committee believes that the terms of these agreements are competitive and appropriate for our named executive officers and at the time were consistent with CONSOL Energy’s practices. The change in control severance agreements provide that each named executive officer will receive severance benefits if his employment is terminated or constructively terminated after, or in connection with, a change in control (as defined therein and which includes a change in control of CONSOL Energy). Under such circumstances, the named executive officers would be entitled, among other severance payments and benefits, to a lump sum cash payment equal to (i) a multiple of such named executive officer’s base pay plus (ii) a multiple of such named executive officer’s incentive pay (the multiple, in each case, for the Chief Executive Officer, 2.5, and for the Chief Operating Officer, Chief Financial Officer and General Counsel, 2.0). The change in control severance agreements also provide that all CNX Gas and CONSOL Energy equity granted to such named executive officer will become fully vested and/or exercisable on the date the change in control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. Further, if it is determined that any payment by the Company to or for such named executive officer’s benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company will pay to him a “gross-up payment,” subject to some limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the Code, and any tax imposed upon the gross-up payment, will be equal to the payment. To protect the Company’s business interests, the change in control severance agreements also contain confidentiality obligations, a one-year non-competition covenant and a two-year non-solicitation covenant.

Severance Pay Plan.     Our named executive officers are eligible to receive benefits under CONSOL Energy’s Severance Pay Plan for Salaried Employees (hereinafter referred to as the “Severance Pay Plan”), which is more fully described under the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 45 of this proxy statement. This plan is maintained by CONSOL Energy primarily for employee retention purposes and provides payment to eligible employees who are terminated because of a reduction in work force or because of being replaced by employees returning from leaves of absence. All full-time salaried employees of CONSOL Energy and its subsidiaries are eligible for coverage under the plan under the terms and conditions provided therein. In the event of a termination of a named executive officer’s employment with the Company, under the circumstances described in the plan, such named executive officer would be entitled to one week’s compensation from the Company for each completed full year of continuous service with CONSOL Energy and its subsidiaries up to a maximum of 25 weeks of compensation during such named executive officer’s lifetime.

Perquisites.    We provide our named executive officers and other officers with perquisites that we believe are reasonable, competitive and consistent with CNX Gas’ compensation program. We believe that our perquisites help us retain our named executive officers and senior officers. Our principal perquisite programs are financial planning assistance and a vehicle allowance of $1,150 per month. These programs are more fully described in the footnotes to the Summary Compensation Table and the narrative section following the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Tax Considerations.

The Compensation Committee has considered the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements. As described below, in some instances, applicable tax laws impose potential penalties on such compensation and/or result in a loss of deduction to the Company for such compensation.

Section 409A.    Participation in, and compensation paid under, the Company’s plans, arrangements and agreements may, in some instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the federal Internal Revenue Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A of the federal Internal Revenue Code on the Company’s plans, arrangements and agreements. Generally, to the extent that the Company’s plans, arrangements and agreements fail to meet the requirements under Section 409A of the federal Internal Revenue Code, compensation earned thereunder may be subject to immediate taxation and tax penalties. It is the intent of the Company that its plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the federal Internal Revenue Code.

Section 162(m).    With some exceptions, Section 162(m) of the federal Internal Revenue Code limits the Company’s deduction for compensation in excess of $1 million paid to specified covered employees (generally the Company’s Chief Executive Officer and the Company’s four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The committee reserves the discretion to provide compensation that is both market and performance-based. Awards under the short-term incentive compensation program generally do not satisfy the criteria of being performance-based awards under Section 162(m) of the federal Internal Revenue Code, and, therefore, may not qualify for deduction. Some awards under the Plan, such as stock options and performance share unit awards, are intended to qualify for deduction under Section 162(m) of the federal Internal Revenue Code. While the committee considers the tax impact of any compensation arrangement, the committee evaluates such impact in light of our overall compensation philosophy. The committee reserves the right to approve non-deductible compensation if the committee believes it is in the best interests of our stockholders. Additionally, if any provision of a program or award that is intended to be performance-based, within the meaning of Section 162(m) of the federal Internal Revenue Code, is later found to not satisfy the conditions of Section 162(m), the Company’s ability to deduct such compensation may be limited.

Section 280G.    In addition, if a change of control of the Company causes compensation, including performance-based compensation, or awards, including but not limited to options or units, to be paid or accelerate in vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the federal Internal Revenue Code. Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments. Similarly, under Section 280G of the federal Internal Revenue Code, the Company is denied a deduction for excess parachute payments. As indicated above, the Company and its subsidiaries have entered into change of control agreements whereby, if it is determined that any payment or distribution by the Company to or for the disqualified person’s benefit would constitute an “excess parachute payment,” the Company will pay to the disqualified person a gross-up payment, subject to some limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999 of the federal Internal Revenue Code, and any tax imposed upon the gross-up payment, will be equal to such payments or distributions. Gross-up payments will not be deductible by the Company. The Compensation Committee believes that the inclusion of a gross-up provision in the change in control agreements is competitive and appropriate for our named executive officers and was consistent with CONSOL Energy’s practices at the time the agreements were approved.

Executive Compensation

SUMMARY COMPENSATION TABLE (2006)

The following table discloses the compensation for our named executive officers—Mr. Nicholas J. DeIuliis, the principal executive officer of CNX Gas, Gary J. Bench, the principal financial officer of CNX Gas, and the other two most highly compensated executive officers of CNX Gas or its subsidiaries who were serving as executive officers at the fiscal year ended December 31, 2006 and whose total compensation (other than items disclosed under column (h) below) exceeded $100,000. Other than the named executive officers, CNX Gas does not have any officers who are executive officers.

	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)		Option Awards(1) ($) (f)		Non-Equity Incentive Plan Compen- sation(2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Nicholas J. DeIuliis(4)	2006	432,692	—	225,952		729,927		747,000	6,180	53,676	(5)	2,195,427
President and Chief Executive Officer

Gary J. Bench	2006	206,154	—	73,642	(6)	205,170	(6)	142,065	36,757	39,112	(7)	702,900
Former Senior Vice President and Chief Financial Officer

Ronald E. Smith	2006	393,077	—	133,895		1,104,676	(8)	490,500	9,567	38,273	(9)	2,169,988
Executive Vice President & Chief Operating Officer

Stephen W. Johnson	2006	225,769	—	95,561		157,636		183,938	4,082	41,588	(10)	708,574
Senior Vice President and General Counsel

(1)	The values set forth in these columns are based on the compensation cost recognized in 2006 for financial statement reporting purposes and computed in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in CNX Gas’ financial statements, footnotes to the financial statements, or Management’s Discussion & Analysis, as appropriate, in CNX Gas’ Annual Report on Form 10-K for the year ended December 31, 2006.
(2)	Under the CNX Gas Short-Term Incentive Compensation Plan (the “STIC”), the relevant performance measures are satisfied in 2006 and thus reportable in 2006, even though payments are made, if any, in 2007.
(3)	Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under the CNX Gas Retirement Plan determined using the interest rate and mortality rate assumptions consistent with those used in CNX Gas Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. This increase includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Amounts do not include, for Messrs. DeIuliis, Bench and Smith, the actuarial increase in present value under the CONSOL Energy Retirement Plan.
(4)	Mr. DeIuliis does not receive any compensation from CNX Gas in connection with his service as a director on its Board.
(5)	Personal benefits include an annual vehicle allowance and financial planning (with an associated tax gross-up). The total also includes $13,200 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.
(6)	Mr. Bench transferred from the position of CNX Gas’ Senior Vice President and Chief Financial Officer, effective February 28, 2007, to our Director of Tax and Treasury. In connection with this transfer, he surrendered 18,892 performance share units and 16,531 options to purchase CNX Gas’ common stock.
(7)	Personal benefits include an annual vehicle allowance and financial planning (with an associated tax gross-up). The total also includes $11,862 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k) plan.
(8)	Under the early retirement provisions of our stock option award agreements, Mr. Smith is eligible for early retirement in which case the unvested portion of his outstanding option awards will continue to vest and become exercisable even if he terminates employment with us. As a result of the early retirement provisions contained in Mr. Smith’s option award agreements, we are required, under FAS 123R, to report the full grant date fair value of his option awards granted to him in 2006 for financial statement reporting purposes. This value is set forth in the column.

(9)	Personal benefits include an annual vehicle allowance and financial planning (with an associated tax gross-up). The total also includes $13,200 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k).
(10)	Personal benefits include an annual vehicle allowance and financial planning (with an associated tax gross-up). The total also includes $11,123 in matching contributions paid by CNX Gas under CONSOL Energy’s 401(k).

GRANTS OF PLAN-BASED AWARDS (2006)

The following table sets forth each grant of awards made to a named executive officer in the 2006 fiscal year under plans established by CNX Gas.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(3) (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)		Target (#) (g)		Maximum (#) (h)
Nicholas J. DeIuliis		315,000	450,000	900,000
	4/28/06											162,768		28.50	1,600,009
	10/11/06				36,653		73,306		183,265						1,687,504

Gary J. Bench		69,300	99,000	198,000
	4/28/06											45,779	(4)	28.50	450,008	(4)
	10/11/06				11,946	(4)	23,892	(4)	59,730	(4)					549,994	(4)

Ronald E. Smith		210,000	300,000	600,000
	4/28/06											76,298		28.50	750,009
	10/11/06				21,720		43,440		108,600						999,989

Stephen W. Johnson		87,500	125,000	250,000
	4/28/06											45,779		28.50	450,008
	10/11/06				13,575		27,150		67,875						624,993

(1)	Awards were earned, and payments made, under the STIC. The amounts reflect threshold (70%), target (100%) and maximum (200%) performance levels.
(2)	These columns report the number of performance share units that may be earned based on the awards granted to the named executive officers under the Long-Term Incentive Program of the Plan. The amounts reflect threshold (50%), target (100%), and maximum (200%) performance levels.
(3)	The amounts set forth herein represent the number of shares underlying options to purchase common stock granted to each of the named executive officers in 2006 under the Plan.
(4)	Mr. Bench transferred from the position of CNX Gas’ Senior Vice President and Chief Financial Officer, effective February 28, 2007, to our Director of Tax and Treasury. In connection with this transfer, he surrendered 18,892 performance share units and 16,531 options to purchase CNX Gas’ common stock.

Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables

Employment Agreements.    None of Messrs. DeIuliis, Smith, or Johnson has an employment agreement with CNX Gas; however, Messrs. Smith, and Johnson have been provided an offer letter setting forth their initial compensation arrangements with CNX Gas. After discussion with Mr. DeIuliis, the Board determined that the terms and conditions of Mr. DeIuliis’ employment were adequately set forth in CNX Gas’ Offering Memorandum for our 2005 sale of common stock which reflected the oral understanding regarding the current terms and conditions of Mr. DeIuliis’ employment and therefore an offer letter from CNX Gas to Mr. DeIuliis was not necessary.

On January 24, 2007, Mr. Bench resigned his office as CNX Gas’ Senior Vice President and Chief Financial Officer, effective February 28, 2007, and from all other positions as an officer, director and/or committee member of CNX Gas and its affiliates (in each case other than his position as treasurer of the various entities). Mr. Bench will continue as our employee in the position of Director of Tax and Treasury and will report to our Chief Financial Officer. In connection with his transfer of position, Mr. Bench agreed to, among other terms, surrender options to purchase 16,531 shares of common stock and 18,892 performance share units effective February 28, 2007. We also agreed that Mr. Bench would receive his STIC pay-out for 2006 in his capacity, and in accordance with his performance as, our Senior Vice President and Chief Financial Officer in 2006.

Stock Options Awarded Under the Equity Incentive Plan.    Stock options were granted to the named executive officers under the Plan. The exercise price per share of each stock option award granted to a named executive officer is the fair market value of the Company’s common stock on the grant date. The options granted to the named executive officers during 2005 vest in four equal installments on the first four anniversaries of the grant date while the options granted to the named executive officers during 2006 vest in their entirety on the third anniversary of the grant date. Subject to the provisions of the particular option agreement and the Plan, the holder of the option may exercise all or any part of the vested portion of the option at any time prior to the tenth anniversary of the grant date, which is the expiration date. Options granted under the Plan are not transferable and may not be assigned or otherwise transferred or encumbered by the holder of the option, except by will or the laws of descent and distribution. For a description of the employment termination, change in control and restrictive covenant provisions of the option awards, see “Potential Payments Upon Termination or Change in Control.”

Restricted Stock Units Awarded under the Equity Incentive Plan.    Restricted stock units (including the associated dividend equivalent rights) were awarded to Mr. Johnson under the Plan. The restricted stock unit award entitles him to receive shares of the Company’s common stock in a series of installments over his period of continued service with the Company. Each unit represents the right to receive one share of common stock following the vesting date of that unit.

Mr. Johnson’s restricted stock units vest in four successive equal annual installments upon his completion of each year of continued service with the Company over the 4-year period measured from the award date. Prior to actual receipt of shares which have vested, Mr. Johnson may not transfer any interest in his award or the underlying shares or pledge or otherwise hedge the sale of those shares. However, the right to receive any shares which have vested but remain unissued at the time of his death may be transferred pursuant to the provisions of a will or the laws of inheritance.

Mr. Johnson is not entitled to stockholder rights until he becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on the Company’s common stock at a time when unissued shares of such common stock are subject to an award, then the number of shares subject to the award will automatically be increased by an amount determined in accordance with a pre-established formula. The additional shares resulting from such calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. In the event of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change affecting the

Company’s outstanding common stock as a class without the Company’s receipt of consideration, the number and/or class of securities subject to the award will be appropriately adjusted to preclude any dilution or enlargement of the holders’ rights under the award.

Performance Share Units (New Long-Term Incentive Program) under the Equity Incentive Plan.    On October 11, 2006, the Board approved and adopted, upon the recommendation and approval of an independent subcommittee of the Compensation Committee, a new program under the Plan called the Long-Term Incentive Program. The named executive officers were awarded the following number of performance share units (which we refer to as “units”): (i) for the Chief Executive Officer, an award of 73,306 units, (ii) for the Chief Operating Officer, an award of 43,440 units, (iii) for the former Chief Financial Officer, an award of 23,892 units (of which 18,892 were forfeited as described above) and (iv) for the General Counsel, an award of 27,150 units.

Summary Description of the Awards and the New Long-Term Incentive Program.    Each named executive officer and other participants can be awarded a number of performance share units, including dividend rights, that are equal to: (i) the target cash value of the award as so determined, divided by (ii) the average closing price of a share of CNX Gas’ common stock for the ten trading days prior to the grant date.

The performance share unit award agreements include a change in control provision which provides that in the event of a change in control of the Company, the value of the units will be distributed in cash on the closing date of the change in control transaction. The value of such awards will be determined as of the closing date of the transaction with the closing date of such transaction being deemed the last day of the performance period and calculated in accordance with the program’s formula. The committee approved of this term so that if management created value for the stockholders in connection with a change in control transaction, the named executive officers would also participate and be rewarded for creating that value as contemplated by the program.

The units will be forfeited and cancelled in the event (i) a named executive officer’s employment with Company or any affiliate terminates prior to the applicable payment date for any reason other than death or disability of the participant, whether or not payable, without payment by the Company or any affiliate or (ii) a named executive officer breaches the confidentiality or two-year non-competition or non-solicitation provisions of the program. If a named executive officer’s employment with the Company or any affiliate is terminated due to death or disability during the performance period, such named executive officer will be entitled to a prorated portion of the units, to the extent earned pursuant to the provisions of the program, determined at the end of the performance period and based on the ratio of the number of complete months the named executive officer is employed or serves during the performance period to the total number of months in the performance period (or the number of remaining months in the performance period if such named executive officer is admitted after the start of the performance period).

Upon being selected to participate, each participant is awarded a number of performance share units. The performance share units represent a contingent right to receive a cash payment, determined by reference to the value of one share of CNX Gas common stock, if such performance share unit is earned and becomes payable pursuant to the terms of the program. The total number of performance share units earned, if any, by a participant is based on CNX Gas’ total stockholder return relative to the total stockholder return of each company in a peer group of companies for the period of October 11, 2006 to December 31, 2009.

A determination of total stockholder return for the performance period described above will be calculated as follows: (i) a beginning point will be established for the Company and each company in the peer group which will be defined as one share of stock with a value equal to the average closing price as reported in The Wall Street Journal for the ten (10) business day period ending on October 11, 2006 for each company, (ii) dividends paid for each company will be cumulatively added to the beginning point as additional shares of such company’s stock (using the closing price on the last business day of the month in which the record date for the dividend occurs as the basis for determining the number of shares to be added), (iii) an ending point will be defined and will include total units held for each company at such ending point multiplied by the average closing stock price as reported in The Wall Street Journal for the last ten (10) business days of the performance period for each company (if a “change in control” as defined in the Plan occurs, the ending point will be defined as the total units held at the ending time multiplied by the average of the closing price as reported in The Wall Street Journal for the ten (10) business days preceding the closing of the change in control transaction), (iv) total stockholder return will be expressed as a percentage and is calculated by dividing the ending point by the beginning point and then subtracting 1 from the result (each company, including CNX Gas, will be ranked in descending order by the total stockholder return so calculated), (v) the performance share units earned by a participant will be determined by multiplying the participant’s units initially granted by the applicable “Percent of Performance Share Units Earned” that corresponds to CNX Gas’ “Percentage Ranking in Total Stockholder Return” for the performance period, as shown in the schedule shown below.

OUTCOME RELATIVE TO PEER GROUP

Level of Performance	Percentage Ranking in Total Stockholder Return	Percent of Performance Units Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Outstanding	75th percentile	200%
Maximum	90th percentile or greater	250%

Note:	Interpolation between points will be made on a straight line basis. Below the 25th percentile and above the 90th percentile, there will be no interpolation.

After the end of the performance period, the independent subcommittee of CNX Gas’ Compensation Committee will certify in writing the extent to which the performance condition and any other material terms of the long-term incentive program have been achieved. Any performance share units earned by a participant will be settled and paid in cash by the Company or its affiliates, as applicable, with the amount calculated to be based on each performance share unit being equal in value to a corresponding share of CNX Gas common stock on the last day of the performance period.

For a description of the employment termination, change in control, and restrictive covenant provisions of the Long-Term Incentive Program, see “Potential Payments Upon Termination or Change in Control.”

CNX Gas Short-Term Incentive Compensation Plan.    The CNX Gas Short-Term Incentive Compensation Plan has a threshold level of net income which must be achieved for incentive payments to be made pursuant to the program. For 2006, the threshold net income threshold was $75 million, which was achieved. If the threshold level of net income is achieved, incentive payments are paid with respect to the program based on: (1) company performance criteria consisting of (a) safety, (b) unit cost and (c) production; and (2) the achievement of individual performance goals. The actual bonuses earned are then determined by comparing (1) CNX Gas’ actual performance during fiscal year 2006 against the target performance goals for each of the above mentioned criteria and (2) the employee’s actual performance against his or her individual performance goals.

In 2006, our Compensation Committee approved short-term incentive compensation opportunities for several individuals, including Messrs. DeIuliis, Smith, Bench and Johnson. In 2007, our Compensation Committee authorized the payment of annual incentive (i.e., non-equity incentive plan compensation) awards to Messrs. DeIuliis, Smith, Bench and Johnson which is set forth in the Summary Compensation Table above. The amount of compensation paid was based on a pre-established percentage of base salary multiplied by a performance score, which was determined based on an evaluation of Company and individual performance for fiscal year 2006.

At its meeting of February 23, 2007, the Compensation Committee confirmed and ratified the company factor under the 2006 STIC at 158%, based on the following data from 2006 (each criteria weighted equally):

Criteria	Target	Result	Raw Score		Weighted Score (1/3)
Safety	Zero lost time accidents	Zero lost time accidents	200%		66.7%
Production	55.7 Bcf	56.1 Bcf	124	%(1)	41.3%
Unit Cost	2.76 per Mcf	2.72 per Mcf(2)	150	%(3)	50%
Total Company Performance Factor:					158%

(1)	In order to have achieved the maximum of 200% for this criterion, the Company would have had to achieve a 3% increase over the stated target.
(2)	The following table reconciles the operating cost number used for purposes of the short-term incentive plan with the total cost number for 2006 as determined in accordance with generally accepted accounting principles.

Total Costs	$260,593
Severance Taxes	(11,865)
Royalty Interests’ Gas Costs	(42,444)
Costs of Purchased Gas	(45,142)
Buchanan Generation, LLC Peaker Plant Expense	(427)
Incremental Increase in Short-Term Incentive Compensation Plan Expense	(2,915)
New Long-Term Incentive Compensation Program Expense	(770)
Transportation Expense from EITF 04-13	(3,313)
Retirement-Eligible Optionee Expense under FAS 123R	(827)
Operating Costs for Short-Term Incentive Plan Purposes	$152,890

(3)	In order to have achieved the maximum of 200% for this criterion, the Company would have had to achieve a 3% decrease off the stated target.

With respect to Mr. DeIuliis, the Compensation Committee determined at its meeting of February 23, 2007, based on the goals and objectives that Mr. DeIuliis presented and the Compensation Committee accepted on February 7, 2006, that Mr. DeIuliis’ individual performance factor under the 2006 STIC was 190%. Mr. DeIuliis’ short-term opportunity was 100% of his 2006 base salary figure of $450,000.

With respect to each of Messrs. Smith, Bench and Johnson, respectively, Mr. DeIuliis recommended to the Compensation Committee at its meeting of February 23, 2007, and the Compensation Committee accepted, the following individual performance factors under the 2006 STIC: Mr. Smith—180%; Mr. Bench—100%; and Mr. Johnson—180%. Mr. Smith’s short-term opportunity was 75% of his 2006 base salary figure of $400,000. Mr. Bench’s short-term opportunity was 45% of his 2006 base salary figure of $220,000. Mr. Johnson’s short-term opportunity was 50% of his 2006 base salary figure of $250,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (2006)

The following tables set forth all unexercised options and restricted stock unit and performance share unit awards that have not vested which have been awarded to our named executive officers by CNX Gas and that are outstanding as of December 31, 2006.

	Outstanding Equity Awards at Fiscal Year-End (2006)—CNX Gas
	Option Awards						Stock Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) ($) (j)
Nicholas J. DeIuliis	70,370	211,111		—	16.00	8/8/2015	—	—	—		—
		162,768		—	28.50	4/28/2016	—	—
									36,653		934,652

Gary J. Bench	19,768	59,306		—	16.00	8/8/2015	—	—	—		—
		45,779	(5)	—	28.50	4/28/2016	—	—
									11,946	(5)	304,623	(5)

Ronald E. Smith	66,666	200,001		—	16.00	8/8/2015	—	—	—		—
		76,298		—	28.50	4/28/2016	—	—
									21,720		553,860

Stephen W. Johnson	10,833	32,501		—	16.00	9/01/2015	2,227	56,789	—		—
		45,779		—	28.50	4/28/2016	—	—
									13,575		346,163

(1)	The following is the vesting information for CNX Gas option awards granted under the Plan:

CNX Gas Options

Name	Vesting Date	Number of Shares
DeIuliis	8/8/2007 8/8/2008 4/28/2009 8/8/2009	70,370 70,370 162,768 70,371

Bench (see also Note 5 below)	8/8/2007 8/8/2008 4/28/2009 8/8/2009	19,768 19,768 45,779 19,770

Smith	8/8/2007 8/8/2008 4/28/2009 8/8/2009	66,667 66,667 76,298 66,667

Johnson	9/1/2007 9/1/2008 4/28/2009 9/1/2009	10,833 10,833 45,779 10,835

(2)	The following is the vesting information for CNX Gas restricted stock units granted under the Plan:

Name	Vesting Date	Number of Units
Johnson	9/1/2007 9/1/2008 9/1/2009	742 742 743

(3)	This value was determined by multiplying the closing market price of CNX Gas’ common stock on December 29, 2006 ($25.50 per share) by the number of shares underlying the award.
(4)	Total number of performance share units reported in this column is based on achieving threshold performance goals.
(5)	Mr. Bench transferred from the position of CNX Gas’ Senior Vice President and Chief Financial Officer to our Director of Tax and Treasury, effective February 28, 2007. In connection with this transfer, he surrendered 18,892 performance share units and 16,531 options to purchase CNX Gas’ common stock.

OPTION EXERCISES AND STOCK VESTED (2006)

The following tables set forth information concerning each exercise of CNX Gas stock options and the vesting of restricted stock units of CNX Gas held by the named executive officers of CNX Gas.

Option Exercises and Stock Vested (2006)—CNX Gas Equity
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Nicholas J. DeIuliis	—	—	—	—
Gary J. Bench	—	—	—	—
Ronald E. Smith	—	—	—	—
Stephen W. Johnson	—	—	742	19,158	(1)

(1)	The restricted stock units vested on September 1, 2006 and the closing market price of CNX Gas’ common stock on that date was $25.82 per share.

PENSION BENEFITS

The following table sets forth information with respect to each plan that provides for specified retirement payments or other benefits that will be provided primarily following retirement, including tax-qualified defined benefit plans, but excluding defined contribution plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year ($) (e)
Nicholas J. DeIuliis	CNX Gas Corporation Employee Retirement Plan	1	6,180	—

Gary J. Bench	CNX Gas Corporation Employee Retirement Plan	1	36,757	—

Ronald E. Smith	CNX Gas Corporation Employee Retirement Plan	1	9,567	—

Stephen W. Johnson	CNX Gas Corporation Employee Retirement Plan	1	4,082	—

(1)	Accumulated benefit earned through December 31, 2006 computed using FAS87 assumptions as stated in CNX Gas Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Understanding Our Pension Benefits Table

CNX Gas Corporation Employee Retirement Plan.    CNX Gas maintains the CNX Gas Corporation Employee Retirement Plan (as amended and in effect, the “CNX Gas Retirement Plan”), a non-contributory retirement plan, for the benefit of salaried employees of CNX Gas. Messrs. DeIuliis, Bench, Smith and Johnson are participants in the CNX Gas Retirement Plan. Full-time (or those who have completed 1,000 or more hours of service during a 12-month consecutive period beginning on the employment date) salaried employees who have completed five years of employment with CNX Gas or CONSOL Energy, earn the right to receive certain benefits upon retirement at the normal retirement age of 65. Payments commencing prior to age 65 are reduced on an actuarial equivalent basis. Payment under the plan may not commence prior to age 50 except in the event of an Incapacity Retirement as described below.

•

Incapacity Retirement:    Employees who have attained age 40 with at least ten years of service who are deemed disabled and consequently receive a social security disability award proving the disability occurred while engaged in employment with CNX Gas are eligible for an incapacity retirement resulting in an unreduced benefit, payable in the form of an annuity, commencing the month following termination. In the event of disability, Messrs. Smith and Bench would qualify for an incapacity retirement under the CNX Gas Retirement Plan as of December 31, 2006.

•

Separation Retirement:    Employees who terminate employment with five years or more of service prior to attaining age 50 or have attained age 50 but have fewer than ten years of service upon termination qualify for a separation retirement. Payment of the accrued vested benefit is payable at an amount reduced for age beginning at age 50 or the full benefit may be paid at age 65. Messrs. DeIuliis and Bench are eligible for Separation Retirement under the CNX Gas Retirement Plan.

•

Early Retirement:    Employees who have completed ten or more years of service and are age 50 or older upon termination are eligible for early retirement. If eligible for early retirement, an employee may elect to defer payment to age 65 or elect to begin payment the first of any month up to age 65, subject to a reduction for age as mentioned above. Mr. Smith is eligible for early retirement under the CNX Gas Retirement Plan.

•

Normal Retirement:    Employees who terminate employment with five or more years of service and have attained age 65 qualify for normal retirement. Payment of the full benefit commences the month following termination. None of the named executive officers qualify for Normal retirement under the CNX Gas Retirement Plan as of December 31, 2006.

Pension benefits for salaried employees under the CNX Gas Retirement Plan, as amended, are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years, which is referred to as the covered compensation. Average monthly pay for this purpose includes regular compensation but excludes compensation in excess of limits imposed by the federal Internal Revenue Code. Such covered compensation is reflected in the “Salary” column of the Summary Compensation Table (up to $220,000).

Employees who where employees of CONSOL Energy hired prior to August 1, 2004, including our named executive officers, have benefits under the CONSOL Energy Employee Retirement Plan and, in some cases, the CONSOL Energy Retirement Restoration Plan. Compensation earned by employees of CNX Gas on and after January 1, 2006 is included in determining the employee’s final average compensation for purposes of calculating retirement benefits attributable to service earned prior to January 1, 2006 under the CONSOL Energy Retirement Plan to the extent that the final average compensation does not increase by more than 4.25% per year from January 1, 2006 onward. Benefits attributable to this prior service due to increases in the final average compensation earned on and after January 1, 2006 which exceed the 4.25% per year threshold are paid under the CNX Gas Employee Retirement Plan. This applies only to those CNX Gas Corporation employees who were previously employed by CONSOL Energy Inc. prior to August 1, 2005 and eligible to participate in the CONSOL Energy Inc. Employee Retirement Plan. Messrs. DeIuliis, Smith and Bench are eligible for this additional compensation growth under the CONSOL Energy Inc. Employee Retirement Plan.

The portion of accrued pension benefit earned under the CNX Gas Retirement Plan is payable in the form of a single life annuity, 50% joint and survivor annuity, or 100% joint and survivor annuity. Payment under the CNX Gas Retirement Plan may not commence prior to age 50 except in the event of an incapacity retirement.

Payments commencing prior to age 65 are reduced on an actuarial equivalent basis depending upon age at the payment commencement date. Mr. Smith is eligible for early retirement under the CNX Gas Retirement Plan. Messrs. DeIuliis and Bench are eligible for separation retirement under the CNX Gas Retirement Plan.

It is CNX Gas’ intent to freeze benefit accruals under the CNX Gas Retirement Plan as of December 31, 2016 at which time all employees in the Plan will begin to accrue benefits under the CNX Gas amended 401(k) plan (see detailed description of this plan in the section entitled “Retirement and Other Post-Employment Benefits—401(k)” beginning at page 32 of this proxy statement).

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,565,689	$20.01	(1)	903,569	(2)
Equity compensation plans not approved by security holders	—	—		—
Total	1,565,689	$20.01		903,569

(1)	The weighted-average exercise price is with respect to outstanding stock options only and does not take into account outstanding restricted stock units which do not have an associated exercise price.
(2)	Of this total, the Board may decide how to allocate awards among stock options, stock appreciation rights, restricted stock units, performance awards, and other stock-based awards.
(3)	Of this total, 1,497,319 are outstanding stock options and 68,370 are outstanding restricted stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following tables and narratives describe the potential payments that could be made by the Company to named executive officers at, following, or in connection with any termination, including, without limitation, resignation, termination by the Company without cause, and, termination by the Company for cause.

Nicholas J. DeIuliis, Chief Executive Officer

	Retirement				Termination Not for Cause		Termination For Cause		Death		Disability		Change in Control(1)
Executive Benefits and Payments Upon Termination	Separation		Early	Incapacity
Compensation:
Base Salary	—		—	—	—		—		—		—		$1,125,000
Short-term Incentive	—		—	—	—		—		—		—		$1,125,000
Long-Term Incentive Compensation:
CNX Gas Options:(2)	—		—	—	—	(7)	—		$2,005,555		—		$2,005,555
CNX Gas Long-Term Incentive Plan Performance Units									$117,910	(9)	$117,910	(9)	$1,532,828
Benefits & Perquisites:
CNX Gas Employee Retirement Plan	—	(6)	—	—	—	(6)	—	(6)	—	(10)	—	(6)	—	(6)
Disability Benefits(3)	—		—	—	—		—		—		$1,634,775		—
Basic Life Insurance(4)	—		—	—	—		—		$800,000		—		—
280G Tax Gross-up	—		—	—	—		—		—		—		$2,195,730
Other(5)	—		—	—	$43,269	(8)	—		$53,269		—		$115,604

Total:	—	(6)	—	—	$43,269		—		$2,976,734		$1,752,685		$8,099,717

Gary J. Bench, former Chief Financial Officer

	Retirement					Termination Not for Cause		Termination For Cause		Death		Disability		Change in Control(1)
Executive Benefits and Payments Upon Termination	Separation		Early	Incapacity
Compensation:
Base Salary	—		—	—		—		—		—		—		$440,000	(11)
Short-term Incentive	—		—	—		—		—		—		—		$273,148
Long-Term Incentive Compensation:
CNX Gas Options:(2)	—		—	—		—	(7)	—		$563,398		—		$563,398
CNX Gas Long-Term Incentive Plan Performance Units	—		—	$38,429	(9)(10)	—		—		$38,429	(9)(11)	$38,429	(9)(11)	$499,582	(11)
Benefits & Perquisites:
CNX Gas Employee Retirement Plan	—	(6)	—	$140,487		—	(6)	—	(6)	—	(10)	—	(6)	—	(6)
Disability Benefits(3)	—		—	—		—		—		—		—		—
Basic Life Insurance(4)	—		—	—		—		—		$360,000		—		—
280G Tax Gross-up	—		—	—		—		—		—		—		$676,222	(11)
Other(5)				$21,154	(11)	$21,154	(8)(11)			$31,154	(11)	—		$84,022

Total:	—	(6)	—	$200,070		$21,154		—		$992,981		$38,429		$2,536,372

Ronald E. Smith, Chief Operating Officer

	Retirement				Termination Not for Cause		Termination For Cause	Death		Disability		Change in Control(1)
Executive Benefits and Payments Upon Termination	Separation	Early	Incapacity
Compensation:
Base Salary	—	—	—		—		—	—		—		$800,000
Short-term Incentive	—	$300,000	$300,000		$300,000		—	$300,000		$300,000		$720,167
Long-Term Incentive Compensation:
CNX Gas Options:(2)	—	$1,900,000	$1,900,000		$1,900,000		—	$1,900,000		$1,900,000		$1,900,000
CNX Gas Long-Term Incentive Plan Performance Units	—	—	$69,872	(10)	—		—	$69,872	(9)	$69,872	(9)	$908,330
Benefits & Perquisites:
CNX Gas Employee Retirement Plan		$10,760	$17,215		$10,760		$10,760	$4,926		$10,760		$10,760
Disability Benefits(3)	—	—	—		—		—	—		—		—
Basic Life Insurance(4)	—	—	—		—		—	$760,000		—		—
280G Tax Gross-up	—	—	—		—		—	—		—		$1,269,657
Other(5)		$137,031	$137,031		$137,031	(8)	$98,569	$97,746		$98,569		$188,431

Total:	—	$2,347,791	$2,424,118		$2,347,791		$109,329	$3,132,544		$2,379,201		$5,797,345

Stephen W. Johnson, Senior Vice President, Secretary and General Counsel

	Retirement			Termination Not for Cause		Termination For Cause	Death		Disability		Change in Control(1)
Executive Benefits and Payments Upon Termination	Separation	Early	Incapacity
Compensation:
Base Salary	—	—	—	—		—	—		—		$500,000
Short-term Incentive	—	—	—	—		—	—		—		$267,300
Long-Term Incentive Compensation:
CNX Gas Options & Restricted Stock Units:(2)	—	—	—	—	(7)	—	$365,548		—		$365,548
CNX Gas Long-Term Incentive Plan Performance Units	—	—	—	—			$43,670	(9)	$43,670	(9)	$567,707
Benefits & Perquisites:
CNX Gas Employee Retirement Plan	—	—	—	—		—	—		—		—
Disability Benefits(3)	—	—	—	—		—	—		$926,154		—
Basic Life Insurance(4)	—	—	—	—		—	$360,000				—
280G Tax Gross-up	—	—	—	—		—	—		—		$752,557
Other(5)	—	—	—	$19,231	(8)		$29,231		—		$82,099

Total:	—	—	—	$19,231		—	$798,449		$969,824		$2,535,211

(1)	The payments and benefits which are shown upon termination following a change in control are described in more detail below. If a change in control occurred and the executive’s employment did not terminate, the payments and benefits shown under Long-Term Incentive Compensation would apply. In addition to the amounts shown, upon a termination following a change in control, the executive would be entitled to a pro rata payment of his short-term incentive compensation for the year in which termination occurs, pursuant to the change in control agreements. At December 31, 2006, these amounts, at target payout levels, would have been: Mr. Deluliis—$450,000, Mr. Bench—$99,000, Mr. Smith—$300,000, and Mr. Johnson—$125,000.
(2)	Represents the value of unvested CNX Gas stock options, and in the case of Mr. Johnson restricted stock units, which would, in the case of death or change in control, accelerate and vest. In the case of Mr. Smith, because he has reached the age of 55 and otherwise qualifies for early or incapacity/disability retirement, unvested options would continue to vest and become exercisable in accordance with the ordinary vesting schedule under those scenarios. The value of the CNX Gas unvested options and restricted stock units was calculated using a price of $25.50, the closing market price of CNX Gas stock on December 29, 2006.
(3)	The amount shown represents disability benefits which are paid up until age 65 and are based upon 60% of base salary (in the case of Messrs. DeIuliis and Smith) or 70% (in the case of Messrs. Bench and Johnson), less an offset for the amount of social security disability benefits and pension benefits that would be paid.
(4)	CNX Gas provides basic life insurance to the employee payable at two times base salary.
(5)	Other benefits include, as applicable in the relevant columns, the following CNX Gas benefits—for all executives, outplacement service in the event of a change in control and funeral expense allowance in the event of death. For Messrs. DeIuliis, Bench and Johnson, (i) in the event of a termination following a change in control the estimated premium for the continuation of health benefits and the estimated value ($33,000 for Mr. DeIuliis and $26,400 for Messrs. Bench and Johnson) of CNX Gas 401(k) matching contributions, (ii) in the event of death, termination not for cause or change in control, accrued vacation pay ($43,269 for Mr. DeIuliis, $21,154 for Mr. Bench, and $19,231 for Mr. Johnson). For Mr. Smith (i) retiree medical benefits ($98,569 at present value) payable upon retirement, any termination, or disability (upon death, the present value is $49,284, representing coverage only for Mr. Smith’s surviving spouse) (ii) accrued vacation pay of $38,462 payable upon retirement, termination not for cause, death or change in control, and (iii) in the event of termination following a change in control an estimated $26,400 of CNX Gas 401(k) matching contributions. We have not included in the table other payments or benefits that would be paid by CONSOL Energy to those executives who were formerly employed by CONSOL Energy for their prior services to CONSOL Energy.
(6)	Plan participants are not entitled to payment of awards in respect of separation until they attain the age of 50 years old; consequently, while Messrs. DeIuliis and Bench have each accrued pension benefits with respect to separation ($10,279 for Mr. DeIuliis and $50,070 for Mr. Bench), neither is currently eligible to receive payment at his respective age.
(7)	In the event of a termination as a result of a reduction in force (as determined by CNX Gas in its sole discretion), each of Messrs. DeIuliis, Bench and Johnson would be entitled to retain his unvested options (and in the case of Mr. Johnson, restricted stock units) which would continue to vest and become exercisable in accordance with the ordinary vesting schedule, resulting in values of $2,005,555 to Mr. DeIuliis, $563,398 to Mr. Bench and $365,548 to Mr. Johnson.
(8)	In the event of a termination as a result of a reduction in force (as determined by CNX Gas in its sole discretion) in addition to the amounts shown in the tables above each of the executives is entitled to severance pay based on years of service, resulting in values of $138,462 for Mr. DeIuliis, $93,077 for Mr. Bench, $192,308 for Mr. Smith and $4,808 for Mr. Johnson.

(9)	In the event a participant’s employment with CNX Gas terminates due to death or disability, the participant is entitled to a prorated portion of the performance share units, based on the ratio of the number of complete months the participant was employed or served during the relevant period to the total number of months in the relevant period.
(10)	The death benefit under the CNX Gas Retirement Plan is payable to the surviving spouse in the form of an annuity commencing the month after death if the employee had attained age 50 or the month the deceased would have attained age 50; because each of Messrs. DeIuliis and Bench has not yet attained age 50, no figure is shown.
(11)	On January 24, 2007, we entered into a transfer agreement with our Chief Financial Officer in which he agreed to transfer his position from Senior Vice President and Chief Financial Officer to Director of Tax and Treasury effective February 28, 2007. The numbers shown above will be reduced as of the effective date of the transfer agreement. A description of the transfer agreement may be found in “Understanding our Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.

Understanding the Employment Termination or Change in Control Tables

Change in Control Severance Agreements.    CNX Gas has entered into change in control severance agreements with each of Messrs. DeIuliis, Bench, Smith and Johnson, which provide for payments to be made by the Company upon the named executive officer’s termination, subject to the conditions set forth below, including CONSOL Energy’s reemployment rights with respect to Messrs. DeIuliis and Bench.

Pursuant to the terms of the agreements, any named executive officer will be eligible for benefits if he is terminated:

(1)	after, or in connection with, a change in control (as defined below) for any reason other than cause, death or disability or if, within the two-year period after a change in control, he is actually or constructively terminated, which includes the occurrence of: (a) an adverse change in his position; (b) a reduction in annual base salary or target bonus or a material reduction in employee benefits; (c) a material change in circumstances, including a material change in the scope of CNX Gas’ business, as determined by the named executive officer, which has rendered the named executive officer unable to carry out his duties; (d) the liquidation, dissolution, merger, consolidation or reorganization of CNX Gas or transfer of all or substantially all of CNX Gas’ business or assets; or (e) the relocation of the named executive officer’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by an unreasonable amount; or

(2)	other than for cause, death or disability, not more than three months prior to the date on which a change in control occurs or at the request of a third party who consummates a change in control within twelve months of the termination date and upon the execution of a release, the terms of which are set forth below.

Payments to be made pursuant to the agreements include:

(1)	a lump sum cash payment equal to (x) (i) a multiple of the named executive officer’s base pay, plus (ii) a multiple of the named executive officer’s incentive pay (the multiple, in each case, for Mr. DeIuliis is 2.5, and for Messrs. Smith, Bench and Johnson is 2.0); and (y) a pro rated payment of his incentive pay for the year in which his termination of employment occurs;

(2)	for 24 months (30 months in the case of Mr. DeIuliis), the continuation of medical and dental coverage (or a lump sum payment in lieu of continuation at the election of CNX Gas);

(3)	if the named executive officer would have been eligible for post-retirement medical and dental coverage had he retired from employment during the period of 24 months (30 months in the case of Mr. DeIuliis) following termination of employment but is not so eligible because of the termination, then at the end of the 24 month (30 months in the case of Mr. DeIuliis) period described in (b), CNX Gas will provide continued medical and dental coverage comparable to that which would have been available to him under the CNX Gas post-retirement medical and dental benefits program for as long as such coverage would have been available under that program (or a lump sum cash payment in lieu of continuation at the election of CNX Gas);

(4)	a lump sum cash payment equal to the amount that the named executive officer would have received under CNX Gas’ 401(k) plan as a match, had he been eligible to participate in CNX Gas’ 401(k) plan for 24 months (30 months in the case of Mr. DeIuliis) after his termination date, and had he contributed the maximum amount to the plan for the match;

(5)	a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under CNX Gas’ qualified defined benefit plan and (if eligible) any pension restoration plan (together, the “pension plans”) and the present value of the accrued pension benefits to which the named executive officer would have been entitled under the pension plans had he continued participation in those plans for 24 months (30 months in the case of Mr. DeIuliis) after his termination date;

(6)	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

(7)	any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of CNX Gas.

In addition, upon a change in control, all equity awards held by the named executive officer in CNX Gas and CONSOL Energy will become fully vested and/or exercisable on the date the change in control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement.

The change in control severance agreements for Messrs. DeIuliis and Bench also provide that in the event that their employment is terminated in connection with a change in control for any reason other than death, disability or cause or if such named executive officer is constructively terminated as described above (other than in the event of a change in control of CONSOL Energy), CONSOL Energy may, in its sole discretion, elect on or before the 30th day following such named executive officer’s termination date to reemploy the named executive officer on a full time basis in a salaried position. In the event CONSOL Energy elects to reemploy the named executive officer, the named executive officer shall be entitled to receive generally comparable annual base salary, incentive pay and employee benefits from CONSOL Energy for a period not extending beyond the two year anniversary of the change in control (the “reemployment period”). If the named executive officer refuses or fails to accept CONSOL Energy’s offer of reemployment, the named executive officer will not be considered to have terminated employment with CNX Gas and will not receive any benefits under the above-described change in control severance agreements.

Upon any reemployment by CONSOL Energy, the named executive officer must agree and acknowledge that no compensation and benefits will be payable to such named executive officer under the change in control severance agreement, except by CONSOL Energy during the reemployment period and the named executive officer will terminate his agreement with CNX Gas and execute a new change in control severance agreement with CONSOL Energy. If, however, CONSOL Energy terminates the named executive officer’s employment with it during the reemployment period, CONSOL Energy will have to pay the officer the change in control payments and benefits described above offset by any salary, incentive pay and months of benefits, as applicable, received by the named executive officer from CONSOL Energy during the reemployment period.

In the event the named executive officer is terminated under circumstances described above and CONSOL Energy does not exercise its right to reemploy the officer (in the case of Messrs. DeIuliis and Bench), CNX Gas may, in its sole discretion, elect to delay any officer’s termination date for up to 24 months (the “consultancy period”). During the consultancy period, the named executive officer must be available to provide advice and assistance to CNX Gas. In no event may the named executive officer be required to provide more than five (5) hours of consulting services per work week without his consent and the officer will be permitted to engage in other business activities, subject to some restrictions. If CNX Gas elects to provide for a consultancy period, the named executive officer will continue to receive his annual base salary and employee benefits during the consultancy period and the change in control payments and benefits described above will be offset by such amounts and benefits provided to the officer during the consultancy period.

With respect to each of Messrs. DeIuliis, Bench, Smith and Johnson, if it is determined that any payment or distribution by CNX Gas to or for his benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, CNX Gas will pay to him a “gross-up payment” subject to some limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the Code, and any tax imposed upon the gross-up payment, will be equal to the amount otherwise due absent any excise tax.

To be eligible for payments and benefits provided for under the change in control severance agreements, the named executive officer is required to execute, and not revoke, a written release of any and all claims against

CNX and all related parties, including CONSOL Energy and/or its affiliates, with respect to all matters arising out of the executive’s employment (other than entitlements under the terms of the change in control severance or under any other plans or programs of the Company or CONSOL Energy in which the executive participated and under which the executive has accrued or become entitled to a benefit) or a termination thereof. In the event that CONSOL Energy elects to reemploy the executive or the Company elects to have any of the named executive officers provide consulting services, then all payments of compensation, incentive pay and benefits shall be subject, at CONSOL Energy’s or the Company’s election, to the executive’s execution and non-revocation of a release at the time his reemployment or consulting period commences and at the time of any subsequent termination during the reemployment or consulting period, as the case may be.

The change in control severance agreements contain a confidentiality provision which provides that the named executive officer will not disclose any confidential or proprietary information to any person not employed by the Company, or use such information in connection with engaging in competition with the Company (including CONSOL Energy and its subsidiaries). The provision will not apply (i) in the course of the business of and for the benefit of the Company, CONSOL Energy or their subsidiaries, (ii) if such information has become, through no fault of the executive, generally known to the public, or (iii) if the executive is required by law to make disclosure.

In addition to the confidentiality agreements, CNX Gas’ obligations to provide payments and benefits under the change in control severance agreements are expressly conditioned upon the executive’s covenants not to compete with, and not to solicit employees from, the Company (including CONSOL Energy and its subsidiaries). The non-competition provision of the agreements prohibits the executive from engaging in (directly or indirectly), having any substantial ownership interest (i.e., a greater than 5% interest in the outstanding voting stock), or participating in the financing, operation, management or control of any restricted entity without the prior written consent of the Board for a period of one year. The non-solicitation provision prohibits the executive from soliciting, encouraging or taking action to induce Company employees to terminate their employment with the Company, or interfering with the Company’s contractual or employment relationship with any such employee for a period of two years.

Severance Pay Plan For Salaried Employees.    Eligible employees of CNX Gas are entitled to benefits under the CONSOL Energy Inc. Severance Pay Plan immediately upon completion of one year of continuous service with the Company. Pursuant to the plan, upon termination, the named executive officer is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject the plan’s reemployment provisions described below. Benefits under the plan do not apply where the officer is terminated for cause or resigns, or where such officer’s employment ends in connection with the sale of stock or all or part of a Company’s assets and the officer is offered employment by the purchaser (or its affiliate).

Calculation of the one week’s compensation is on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees will be granted any vacation pay to which they are entitled. Officers with less than one year of service will be paid only to and including the date of termination.

In the event that the terminated officer is re-employed as a full-time employee before the severance pay period has expired, the employee is required to reimburse the Company for the amount of severance benefits which relate to the unexpired period. If the officer was granted vacation pay, the officer may, at his option, remit the vacation pay to the Company and schedule a later vacation at a time mutually agreed upon with the Company.

Officers will not be entitled to severance under this plan unless and until such officer executes, and does not revoke, a release, deemed satisfactory by the Company, waiving any and all claims against the Company, its affiliates and subsidiaries and all related parties.

Effect of Employment Termination or Change in Control Upon Equity Awards.

Performance Share Unit Awards.    The Long-Term Incentive Program of the Plan, the terms of which are more fully described in the narrative section following the Summary Compensation Table and Grants of Plan-Based Awards Table, provides that in the event of a change in control of the Company, the value of units earned will be distributed to named executive officers in cash on the closing date of the change in control transaction. The value of such units will be determined as of the closing date of the transaction (which is deemed to be the last day of the performance period), which, for purposes of the disclosure set forth above, is December 31, 2006 and calculated in accordance with the formula previously described. Notwithstanding the foregoing, no award intended to qualify as performance-based compensation will become payable or be paid prior to approval of the Plan’s material terms by the Company’s stockholders, which are being submitted to the stockholders for approval under Proposal #2 of this proxy statement.

In the event that any benefits under this program, either alone or together with any other payments or benefits otherwise owed to the named executive officer by the Company on or after a change in control would, in the Company’s good faith opinion, be deemed to be “excess parachute payments,” the benefits under this program will be reduced, if at all, to the extent provided in the change in control severance agreements executed by each of our named executive officers.

Performance share units can be forfeited and cancelled if (i) a participant’s employment with CNX Gas or any affiliate terminates before the applicable payment date, for any reason other than death or disability of the participant, whether or not payable, without payment by the Company or any affiliate or (ii) a participant breaches the confidentiality or two-year non-competition or non-solicitation provisions of the program. If a participant’s employment with the Company or any affiliate is terminated due to death or disability during the performance period, such participant will be entitled to a prorated portion of the performance share units, to the extent earned pursuant to the provisions of the program, determined at the end of the performance period and based on the ratio of the number of complete months the participant is employed or serves during the performance period to the total number of months in the performance period (or the number of remaining months in the performance period if such participant is admitted after the performance period has already begun).

Stock Option Awards.    The vesting of options will accelerate upon a change of control of CNX Gas and will be exercisable for the lesser of one year from the change in control or until the expiration of the applicable option term. A termination of employment will have the following effects on stock option awards:

•

if the executive is terminated for cause or has breached any of the restrictive covenants set forth in the applicable stock option award agreement, such as its two-year non-compete and non-solicitation provisions (as more fully described below), the options (whether vested or unvested) will be deemed cancelled and forfeited in their entirety and any options that were exercised within six months prior to the executive’s termination or breach of a covenant shall be rescinded and the executive shall remit any gains realized upon the exercise of such options to the Company;

•

if the executive is terminated without cause (except for a reduction in force) or does so voluntarily, the unvested portion of the options will be deemed cancelled and forfeited and the vested portion, if any, will remain exercisable for a period of 90 days following such termination of employment;

•	if the executive’s employment is terminated as a result of death, the options will vest in full and will remain exercisable for the lesser of 3 years or until the expiration date of the options;

•

if the executive is terminated as a result of a reduction in force, the unvested portion of the options will continue to vest and be exercisable in accordance with the schedule set forth in the option agreement; and

•	if the executive terminates employment by retiring, the nature of the retirement affects the status of the options under the Plan.

The option agreements contain a non-competition provision which provides that an option holder will not, during the term of his employment and for a period of two years thereafter, directly or indirectly engage in, assist others in engaging in, or induce any employee of the Company or its affiliates to engage in, any business which is in competition with any line of business conducted by the Company or an affiliate of the Company or perform or solicit the performance of services for any customer or client of the Company or its affiliates, or terminate such employee’s employment with the Company or any of its affiliates. In addition, the option holder cannot directly or indirectly employ or offer employment (in connection with any business which is in competition with any line of business conducted by the Company or its affiliates) to any person who was employed by the Company or its affiliates unless such person has ceased to be employed by the Company or its affiliates for a period of at least 12 months.

In addition to the non-competition provision, the option agreements contain provisions regarding confidential information and trade secrets, which provide that the option holder will not, at any time during or after the term of his employment, disclose or use for his own or any other person or entity’s benefit or purposes, other than for the benefit of the Company and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Company and not generally known to the industry or the public. In addition, upon termination with the Company for any reason, the employee must immediately return all materials relating to the business of the Company and its affiliates, excluding personal notes, notebooks and diaries, and cannot retain or use for their own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

Restricted Stock Unit Awards.    If a holder of restricted stock units ceases to be an employee of the Company on account of death, disability or retirement at normal retirement age, all shares subject to an award will vest automatically and be delivered to him immediately, or as soon as practical thereafter. If he is terminated for “cause” or ceases to provide services for any reason other than death, disability, early retirement or retirement at a normal age, the award will be cancelled with respect to any unvested shares, and the number of restricted stock units will be reduced accordingly. The holder will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units. In addition, in the event of a termination for “cause” or a breach of the proprietary information covenant (the terms of which are set forth below), he will also forfeit all of his right, title and interest in and to any shares which have vested under his award and which are either held by him at that time or are otherwise subject to deferred issuance.

Definitions under the Change in Control Severance Agreements and Plan.

“Cause” is defined under the Plan to mean a determination by the Board that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company, deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company, made any unauthorized disclosure of any of the material secrets or confidential information of the Company, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Cause” is defined under the change in control severance agreements to mean a determination by the Board that the executive has been convicted of or pled guilty or nolo contendere to any felony or misdemeanor involving embezzlement, fraud or theft, or has wrongly disclosed material confidential information of the Company, its subsidiaries and affiliates, has intentionally violated any express provisions of the Company’s Employee Code of Business Conduct and Ethics or has intentionally failed or refused to perform any of his material assigned duties for the Company and such failure or refusal has been harmful to the Company.

The Plan and the change in control severance agreements define a “change in control” with respect to the Company to be the following:

(i) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule

13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding voting stock of the Company; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a change in control: (A) any issuance of voting stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in clause (ii) below), (B) any acquisition by the Company of voting stock of the Company, (C) any acquisition of voting stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (D) any acquisition of voting stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof, (E) any acquisition of voting stock by CONSOL Energy and/or its subsidiaries, or (F) any acquisition of voting stock of the Company by any person or entity pursuant to a Business Combination that complies with clauses (A), (B), (C) of clause (iii) below;

(ii) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock, individuals who constitute the Board as of the effective date of the Plan (the “Incumbent Board,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board;

(iii) consummation of a reorganization, merger or consolidation of the Company or a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of the Company, or other transaction involving the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person or entity, other than the Company and/or CONSOL Energy and/or its subsidiaries, beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)—(C) of clause (i)), and (C) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock, at least a majority of the members of the board of directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of clause (iii).

Additionally, the Plan defines a change in control as: other than at a time when CONSOL Energy and/or its subsidiaries beneficially own less than 50% of the total voting stock of the Company, the earliest to occur of: (i) any one “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than (A) CONSOL Energy, (B) any trustee or other fiduciary holding securities under an employee benefit plan of CONSOL Energy, and (C) any corporation owned, directly or indirectly, by the stockholders of CONSOL Energy in substantially the same proportions as their ownership of shares of CONSOL Energy’s common stock), or more than one “person” acting as a “group,” is or becomes the

“beneficial owner” (as defined in Section 13d-3 under the Securities Exchange Act of 1934) of shares of common stock of CONSOL Energy that, together with the shares held by such “person” or “group,” possess more than 50% of the total fair market value or voting power of CONSOL Energy’s shares of common stock; (ii) a majority of the members of CONSOL Energy’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of CONSOL Energy’s Board of Directors prior to the date of appointment or election; or (iii) the sale of all or substantially all of CONSOL Energy’s assets.

The change in control severance agreements further define a change in control to include any change in control of CONSOL Energy, which is defined as follows:

(i) the acquisition after the date hereof by any person or entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 25% of the combined voting power of the then outstanding voting stock of CONSOL Energy; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a change in control: (A) any issuance of voting stock of CONSOL Energy directly from CONSOL Energy that is approved by the Incumbent Board of CONSOL Energy (as defined in clause (ii) below), (B) any acquisition by CONSOL Energy and/or its subsidiaries of voting stock of CONSOL Energy, (C) any acquisition of voting stock of CONSOL Energy by any employee benefit plan (or related trust) sponsored or maintained by CONSOL Energy and/or its subsidiaries, (D) any acquisition of voting stock of CONSOL Energy by an underwriter holding securities of CONSOL Energy in connection with a public offering thereof, or (E) any acquisition of voting stock of CONSOL Energy by any person or entity pursuant to a Business Combination that complies with clauses (A), (B), (C) of clause (iii) below;

(ii) individuals who constitute the CONSOL Energy Board of Directors (the “Incumbent Board of CONSOL Energy,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the CONSOL Energy Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the CONSOL Energy stockholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board of CONSOL Energy (either by a specific vote or by approval of the proxy statement of CONSOL Energy in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board of CONSOL Energy, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the CONSOL Energy board;

(iii) consummation of a reorganization, merger or consolidation of CONSOL Energy, a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of CONSOL Energy, or other transaction involving CONSOL Energy (each, a “Business Combination of CONSOL Energy”), unless, in each case, immediately following such Business Combination of CONSOL Energy, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CONSOL Energy immediately prior to such Business Combination of CONSOL Energy beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination of CONSOL Energy or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns CONSOL Energy or all or substantially all of CONSOL Energy’s assets either directly or through one or more subsidiaries), (B) no person or entity, other than CONSOL Energy beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination of CONSOL Energy or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)—(C) of clause (i)), and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination of CONSOL Energy or any direct or indirect parent corporation thereof were members of the Incumbent Board of CONSOL Energy at the time of the execution of the initial agreement or of the action of the CONSOL Energy board providing for such Business Combination of CONSOL Energy; or

(iv) approval by the stockholders of CONSOL Energy of a complete liquidation or dissolution of CONSOL Energy, except pursuant to a Business Combination of CONSOL Energy that complies with clauses (A), (B) and (C) of clause (iii).

“Disability” is defined generally under the Plan to mean a participant’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive months), to perform for CNX Gas or an affiliate substantially the same services as he or she performed prior to incurring such incapacity or injury.

“Disability” is defined under the change in control severance agreements to mean the executive becomes permanently disables within the meaning of, and begins to actually receive benefits pursuant to, the long-term disability plan in effect for, and applicable to, the executive.

ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report.

Dear Stockholder:

The Audit Committee has reviewed and discussed with management of CNX Gas and PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm serving as the independent auditor of CNX Gas, the audited financial statements of CNX Gas as of, and for the fiscal year ended, December 31, 2006, including the fiscal year ended December 31, 2005, and the fiscal year ended December 31, 2004 (the “Audited Financial Statements”). In addition, we have discussed with PwC the matters required to be discussed by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the committee has discussed with that firm its independence from CNX Gas. The committee also discussed with management of CNX Gas and PwC such other matters and received such assurances from them as we deemed appropriate.

As noted in the proxy statement in the table showing fees billed by PwC, PwC did not provide any non-audit services to CNX Gas during 2006 or 2005 and hence there was no impact in this regard on PwC’s independence.

Management is responsible for CNX Gas’ internal controls and the financial reporting process. PwC is responsible for performing an independent audit of CNX Gas’ financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of PwC with respect to the audited financial statements, and relying thereon, the committee has recommended to the Board the inclusion of the audited financial statements in CNX Gas’ Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and Board of CNX Gas are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for CNX Gas and for audit committees and independent auditors generally.

MEMBERS OF THE COMMITTEE:

John R. Pipski, Chairman
James E. Altmeyer, Sr.
Philip W. Baxter
Raj K. Gupta

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX Gas under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that CNX Gas specifically incorporates the Report by reference therein.)

Independent Registered Public Accounting Firm.    PwC is the independent registered public accounting firm selected by CNX Gas’ Audit Committee as the independent auditor for the fiscal year ended December 31, 2006. The Audit Committee anticipates that it will appoint PwC as the independent auditor for the fiscal year ended December 31, 2007, and is proposing ratification of such anticipated appointment to the stockholders of CNX Gas.

The following table presents fees billed for professional audit services rendered by PwC for the audit of CNX Gas’ annual financial statements for the years ended December 31, 2005 and December 31, 2006, and fees for other services rendered by PwC during those periods. Except as set forth below, CNX Gas paid all such fees.

	2006		2005
Audit Fees	$791,500		$85,000	(1)
Audit-Related Fees	$—		$275,000
Tax Fees	—		—
All Other Fees	—		—

Total	$791,500	(2)	$360,000

(1)	Fees that were billed directly to CONSOL Energy relating to the CNX Gas private placement transaction, Form S-1 registration statements and SEC comment letters.
(2)	Represents total invoiced amounts, including expenses incidental to services performed.

As used above, the following terms have the meanings set forth below:

Audit Fees.    The fees for professional services rendered for the audit of CNX Gas’ annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CNX Gas’ Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including registration statements on Form S-8, to the extent applicable to CNX Gas in 2006 and 2005.

Audit-Related Fees.    The fees for assurance and related services that are reasonably related to the performance of the audit or review of CNX Gas’ financial statements.

Tax Fees.    The fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees.    The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the period in question.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services.    The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On February 13, 2006, the Audit Committee adopted a formal policy for the pre-approval of services provided by the independent registered public accounting firm. All of the services relating to the Audit-Related Fees described above were provided under the direction of CONSOL Energy at the request of CNX Gas pursuant to the Services Agreement and were pre-approved in accordance with the pre-approval policy and procedures adopted by CONSOL Energy’s Audit Committee. All of the services relating to the Audit Fees for the year ended December 31, 2006 described above were pre-approved by the CNX Gas Audit Committee in accordance with its pre-approval policy.

PROPOSAL #2—APPROVAL OF THE CNX GAS CORPORATION EQUITY INCENTIVE PLAN

Prior to the Company becoming a publicly-traded company on January 18, 2006, CNX Gas had adopted the Plan for the purposes discussed below.

As of March 8, 2007, the Compensation Committee has granted 99,112 shares of common stock underlying restricted stock units and 1,497,319 shares of common stock underlying stock options to officers, directors and employees of CNX Gas.

Below is a summary of the significant features of the Plan. The complete text of the Plan is attached as Appendix A to this proxy statement. To the extent the description below differs from the Plan text attached in Appendix A, the text of the Plan governs the terms and provisions of the Plan.

Purpose of the Plan.    The purposes of the Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining executive officers, directors and other key employees and consultants of the Company and its affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

The Plan is administered by our Board and the Board has delegated administration of the Plan to the Compensation Committee. Our directors, employees and consultants and our affiliates’ (which include CONSOL Energy) directors, employees and consultants are eligible to receive awards under the Plan. Some of our employees (including our executive officers) and non-employee directors have participated in and will continue to be eligible to participate in the Plan.

The Plan consists of the following components: stock options, stock appreciation rights, restricted stock units, performance awards (cash and equity), and other stock-based awards. The total number of shares of CNX Gas common stock with respect to which awards may be granted under the Plan is 2,500,000. No participant receiving an award will be granted: (i) options or stock appreciation rights with respect to more than 350,000 shares during any fiscal year; (ii) performance awards (denominated in shares) which result in a participant receiving more than 150,000 shares for each full or partial fiscal year of CNX Gas contained in the performance period of a particular performance award; or (iii) awards denominated in cash which could result in such participant receiving an amount in equivalent value equal to more than 250,000 shares for each full or partial fiscal year of CNX Gas contained in the performance period of a particular performance award. If any shares of common stock covered by or related to an award granted under the Plan are forfeited, or if such an award is settled for cash, otherwise terminated or canceled without the delivery of shares of common stock, then the shares covered by or related to such award, or the number of shares otherwise counted against the aggregate number of shares of common stock with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, will again become shares with respect to which awards may be granted.

Stock Options.    The Plan permits the granting of options, both incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”), to purchase shares of CNX Gas common stock. The Compensation Committee establishes the exercise price at the time each option is granted. The Plan provides that the option exercise price for each share covered by an option, including ISOs and NQOs, must equal or exceed the fair market value of a share of CNX Gas common stock on the date the option is granted, and that the term of the option may not exceed ten years from the grant date.

The exercise price of options granted under the Plan may be paid for by cash, or its equivalent, or by exchanging shares of CNX Gas common stock (which are not the subject of any pledge or other security interest) with a fair market value on the exercise date equal to the aggregate exercise price of the options, or by a combination of the foregoing. The Compensation Committee shall determine whether in its discretion a participant may elect to pay all or any portion of the aggregate exercise price by having shares with a fair market value on the exercise date equal to the aggregate exercise price withheld by CNX Gas or sold by a broker-dealer.

The Plan also provides that the Compensation Committee may provide in an award agreement for the automatic grant of a restoration option to a participant who delivers shares in payment of the exercise price of any option granted under the Plan, or in the event that the withholding tax liability arising upon exercise of any such option by a participant is satisfied through the withholding by CNX Gas of shares otherwise deliverable upon exercise of the option. A restoration option entitles the holder to purchase a number of shares equal to the number of such shares delivered or withheld upon exercise of the original option. A restoration option must have an exercise price of not less than 100% of the fair market value on the grant date. To date, the Compensation Committee has not granted any options with a restoration provision.

Stock Appreciation Rights.    Stock Appreciation Rights (“SARs”) may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. SARs granted in tandem with or in addition to an award may be granted either at the same time as the award or, except in the case of ISOs, at a later time. SARs are not exercisable earlier than six months after the date granted. SARs will have grant prices no less than the fair market value of a share of CNX Gas common stock on the grant date and will have terms no longer than ten years.

SARs entitle the participant to receive an amount equal to the excess of the fair market value of a share of CNX Gas common stock on the exercise date of the SAR over the grant price. The Compensation Committee determines whether a SAR is settled in cash, shares or a combination of cash and shares. A SAR settled in shares of common stock will be counted in full against the number of shares available for awards under the Plan, regardless of the number of shares of common stock issued upon settlement of the SAR.

Restricted Stock and Restricted Stock Units.    Restricted stock and restricted stock units may also be granted under the Plan. The Compensation Committee determines the number of shares of restricted stock and/or the number of restricted stock units to be granted to each participant, the duration of such awards, and the conditions under which the restricted stock and restricted stock units may be forfeited to CNX Gas, and the other terms and conditions of such awards.

Shares of restricted stock and restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of restricted stock, as provided in the Plan or the applicable award agreements. Each restricted stock unit has a value equal to the fair market value of a share. Restricted stock units may be paid in cash, shares, other securities or other property.

Performance Awards.    Performance awards may also be granted under the Plan. A “Performance Award” consists of a right that is:

•	denominated in cash, shares of CNX Gas common stock or options;

•	valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee will establish; and

•	payable at such time and in the form as the Compensation Committee determines.

Performance Awards may be paid in a lump sum or in installments following the close of the performance period or on a deferred basis.

For awards intended to be performance-based compensation under Section 162(m) of the Code, performance awards will be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures (subject to such modifications as specified by the Compensation Committee): cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and/or management performance objectives.

To the extent consistent with Section 162(m) of the Code, the Compensation Committee may determine that some adjustments will apply, in whole or in part, in such manner as determined by the Compensation Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in CNX Gas’ annual report to stockholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either CNX Gas as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee.

The Compensation Committee may, in its discretion, also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance award. The Compensation Committee may also reduce the amount of any performance award if it concludes that such reduction is necessary or appropriate based on: (i) an evaluation of such participant’s performance, (ii) comparisons with compensation received by other similarly situated individuals working within CNX Gas’ industry, (iii) CNX Gas’ financial results and conditions, or (iv) such other factors or conditions that the Compensation Committee deems relevant; provided that the Compensation Committee will not have the discretion to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Other Stock-Based Awards.    Other stock-based awards may also be granted under the Plan. An “Other Stock-Based Award” consists of any right that is:

•	not an award described above; and

•

an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Compensation Committee to be consistent with the purposes of the Plan.

Change in Control.    In the event that we engage in a transaction constituting a change in control, the Compensation Committee shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding awards and the termination of restrictions on shares. As part of any agreement in connection with a change in control, the Compensation Committee may also negotiate terms providing protection for participants, including, the assumption of any awards outstanding under the Plan or the substitution of similar awards for those outstanding under the Plan.

In connection with a change in control or dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities or such other events as determined by the Compensation Committee and set forth in an agreement, the Compensation Committee may, in its discretion: (i) cancel any or all outstanding awards under the Plan in consideration for payment to the holder of each such cancelled award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Compensation Committee’s discretion.

Amendment and Termination.    The Compensation Committee may amend, suspend, discontinue or terminate the Plan, any award agreement or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation, termination will be made without: (i) stockholder approval if such approval is necessary to comply with tax or regulatory requirements or (ii) the consent of the participant, if such action would adversely impact any material rights of such participant under any outstanding award. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Compensation Committee may at any time (without the consent of participants) modify, amend, or terminate any or all of the provisions of the Plan to the extent necessary: (i) to conform the provisions of the Plan with Section 409A of the Code and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

Antidilution Adjustments.    The Compensation Committee will adjust the maximum number of shares issuable under the Plan and the number, the class and/or price of shares or other consideration subject to any outstanding stock option, stock appreciation right, restricted stock or restricted stock unit award, or performance award in the event of a change in corporate capitalization (such as a stock split, reverse stock split, or stock dividend) or a corporate transaction (such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries other than normal cash dividends), and any reorganization or partial or complete liquidation of the Company or its subsidiaries.

If a change in control occurs, the Plan provides (with some exceptions) that the Board has the authority, but not the obligation, to accelerate all outstanding awards and terminate any restrictions on shares.

Plan Benefits.    Because future benefits under the Plan are subject to the Committee’s discretion, it is not possible to determine the benefits that will be received under the Plan by executive officers and other key employees in the future.

Federal Tax Consequences.    The following is a brief summary of the principal United States federal income tax consequences to Plan participants and the Company, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive Stock Options.    Options issued under the Plan and designated as incentive stock options and are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 of the Code and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and the Company will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the common stock is held for at least two years from the date the option was granted and at least one year from the date the common stock was transferred to the optionee (the “ISO Holding Period”). If the ISO Holding Period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If the ISO Holding Period is not met, then, upon disposition of the common stock (a “disqualifying disposition”), the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the option price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options and Stock Appreciation Rights.    An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if common stock is received upon the exercise of the stock appreciation right, the fair market value of the common stock received. The Company will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Unrestricted Stock.    The tax consequences of receiving common stock pursuant to a stock award under the Plan is similar to receiving cash compensation from the Company, unless the common stock awarded are restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Restricted Stock.    A participant that receives a restricted stock award under the Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor is the Company entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., no longer subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date. The participant may, however, make an election (a “Section 83(b) election”), within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units.    Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units are actually issued to the participant. Upon the issuance of the common stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock received, and the Company will be entitled to a corresponding deduction. If the participant is an employee of the Company, the participant will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued (even if that the market value of the common stock has increased).

Performance Awards.    A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, the Company will generally be entitled to a tax deduction in the same amount.

Limitations on Company’s Deductions; Consequences of Change of Control.    With some exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Company’s Chief Executive Officer and its four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If the Company’s stockholders approve the Plan, the Company believes that stock options, stock appreciation rights and performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to such stock options, stock appreciation rights and performance awards. However, with respect to compensation attributable to unrestricted stock, restricted stock, restricted stock units and performance awards (not intended to be treated as qualified performance-based compensation as defined in the Code), the deduction that the Company might otherwise receive with respect to such awards to covered employees may be disallowed. In addition, if a change of control of the Company causes awards under the Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Section 280G of the Code.

Code Section 409A.    Awards of stock options, stock appreciation rights, restricted stock units, other stock-based awards and performance awards under the Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A of the Code on the taxation of these types of awards. Generally, to the extent that these awards fail to meet certain requirements under Section 409A of the Code the regulations issued thereunder or an exception thereto, such awards will be subject to immediate taxation and tax penalties to the participant in the year they vest. It is the intent of the Company that awards under the Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

The affirmative vote of a majority of the shares of common stock present in person or by proxy and voting on the proposal is required for approval of the CNX Gas Corporation Equity Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE CNX GAS CORPORATION EQUITY INCENTIVE PLAN

PROPOSAL #3—RATIFICATION OF ANTICIPATED APPOINTMENT OF INDEPENDENT AUDITOR

It is anticipated that prior to the Annual Meeting of Stockholders, the Audit Committee will appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm to serve as the independent auditor for CNX Gas in respect of the fiscal year ended December 31, 2007. The Audit Committee recommends that the stockholders of CNX Gas ratify this anticipated appointment.

During 2006, PricewaterhouseCoopers LLP audited CNX Gas’ annual consolidated financial statements and those of its subsidiaries, reviewed financial information in filings with the SEC and other regulatory agencies, and as part of CONSOL Energy’s audit, audited CNX Gas’ internal control over financial reporting for the fiscal year ended December 31, 2006 and provided various other services.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and voting on the proposal shall constitute ratification of the anticipated selection of PricewaterhouseCoopers LLP. If the stockholders of CNX Gas do not ratify the anticipated appointment of PricewaterhouseCoopers LLP, the appointment of an independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2007 will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RATIFICATION OF THE ANTICIPATED APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITOR FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2007.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.    Any proposal submitted by a stockholder for inclusion in the proxy statement for the annual meeting to be held in 2008 must (a) conform to the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and (b) be received by the Secretary of CNX Gas no later than November 16, 2007 (under Rule 14a-8, the proposal must be received at least 120 days in advance of the one-year anniversary of mailing date of the proxy statement for the prior annual meeting—in this case, March 16, 2008). Any such proposal should be addressed to the Secretary, CNX Gas Corporation, 4000 Brownsville Road, South Park, PA 15129.

General Information Regarding the Content of Proposals.    Stockholders desiring to nominate persons for election to the Board of Directors or propose other business for consideration by the stockholders at an annual meeting must comply with the advance notice provisions of the Company’s Bylaws. Pursuant to the Bylaws, such nominations or other business (which must be a proper subject for stockholder action) must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Stockholders should review the Bylaws for the different delivery requirements that apply if the annual meeting is more than 30 days before or 60 days after such anniversary date. Director nominations must be accompanied by a statement of the nominee indicating willingness to be named in the proxy as a nominee (if so desired), a statement by the nominee indicating willingness to serve if elected, a statement disclosing the principal occupations or employment of the nominee during the past five years, and otherwise include the information required by Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 promulgated thereunder. All other proposals must include a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of CNX Gas, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of the proposing stockholder. All proposals and nominations much include evidence of the proposing stockholder’s ownership of CNX Gas stock (which includes, (1) the name and address of the proposing stockholder as it appears on CNX Gas’ books, and of such beneficial owner, (2) the class and number of shares of capital stock of CNX Gas which are owned beneficially and of record by the stockholder and beneficial owner, (3) a representation that the stockholder is a holder of record of stock of CNX Gas entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CNX Gas’ outstanding capital stock required to elect the nominee and/or (b) to otherwise solicit proxies from stockholders in support of such nomination).

“Householding” of Proxy Materials.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. CNX Gas and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or CNX Gas that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or CNX Gas if holding registered shares. CNX Gas will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Any such notice should be addressed to the Secretary of CNX Gas Corporation, 4000 Brownsville Road, South Park, PA 15129, or notice may be given by calling CNX Gas at (412) 854-6710 (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements.

OTHER MATTERS

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, and provided you fill out the enclosed proxy card and return it, thereby consenting to be represented at the Annual Meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of CNX Gas Corporation

CNX GAS CORPORATION

EQUITY INCENTIVE PLAN

Capitalized terms shall have the meaning set forth in Section 16 of the Plan.

1.	Purpose.

The purposes of the CNX Gas Corporation Equity Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining executive officers, directors and other key employees and consultants of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

2.	Administration.

(a)	Authority of Board. The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan, including but not limited to the authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to an Eligible Individual;

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv)	determine the terms and conditions of any Award, including the discretion to determine the extent to which Awards will be structured to conform to the requirements applicable to performance-based compensation described in Section 162(m) of the Code;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)	determine whether, and to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(ix)	advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law);

(x)	approve forms of Award Agreements for Awards under the Plan;

(xi)	establish the terms and conditions of Awards as the Board determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States;

(xii)	correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency; and

(xiii)	make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(b)	Board Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

(c)	Delegation to Committee. The Board may delegate to the Committee any or all authority for administration of the Plan, and may revoke such delegation at any time. If authority is delegated to the Committee, all references to the Board in the Plan shall mean and relate to the Committee except as otherwise provided by the Board.

(d)	Delegation by the Committee. Except to the extent prohibited by applicable law or regulation, the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke any such delegation at any time.

(e)	No Liability. No member of the Board, the Committee, or any person they delegate responsibilities and/or duties to, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.	Shares Available for Awards; Limitations.

(a)	Shares Available. The maximum number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,500,000. No Participant receiving an Award shall be granted: (i) Options or Stock Appreciation Rights with respect to more than 350,000 Shares during any fiscal year; (ii) Performance Awards (denominated in Shares) which could result in such Participant receiving more than 150,000 Shares for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award; or (iii) Performance Awards (paid in cash) which could result in such Participant receiving a cash amount in equivalent value equal to more than 250,000 Shares for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award. The foregoing limitations shall be subject to adjustment as provided in Section 3(c), but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; or (ii) any Award intended to qualify as an Incentive Stock Option.

If, after the Effective Date, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or otherwise terminate or are canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted under the Plan.

(b)

Adjustments. In the event a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in an equitable manner, (i) adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (B) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 3(a) of the Plan, (C) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (D) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or

(iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended; and (B) with respect to any Award, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, unless otherwise determined by the Board.

(c)	Substitute Awards. Any Shares underlying Substitute Awards shall not, unless required by law, be counted against the Shares available for Awards under the Plan.

(d)	Sources of Shares Deliverable under Awards. Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of Shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

4.	Eligibility.

Any Eligible Individual shall be eligible to be designated a Participant.

5.	Stock Options.

(a)	Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Options shall be granted (provided that Incentive Stock Options may only be granted to employees of the Company or a parent or subsidiary of the Company within the meaning of Code Sections 424(e) and (f)), the number of Shares to be covered by each Option, the Option price and the conditions and limitations applicable to the exercise of the Option. The Board shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b)	Exercise Price. The Board, in its sole discretion, shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than Fair Market Value on the Grant Date.

(c)	Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the Grant Date.

(d)

Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging, actually or constructively, Shares owned by the Participant (for any minimum period set forth in the Award Agreement or as may otherwise be required by the Board (and which are not the subject of any pledge or other security interest)), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option price. The Board shall determine, in its discretion, whether a Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer or, as otherwise provided in an Award Agreement. Shares that are withheld from an award to satisfy tax-withholding obligations, shares that are surrendered to fulfill tax obligations incurred under the Plan, and shares surrendered in payment of the option exercise price upon the exercise of an option will not be available for reissuance under the Plan.

(e)	Restoration Options. The Board may provide in an Award Agreement for the automatic grant of a Restoration Option to a Participant who delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 5(d), or in the event that the withholding tax liability arising upon exercise of any such Option or Options by a Participant is satisfied through the withholding by the Company of Shares otherwise deliverable upon exercise of the Option. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Board, in its sole discretion, shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value on the Grant Date of such Restoration Option and such other terms and conditions as the Board, in its sole discretion, shall determine.

6.	Stock Appreciation Rights.

(a)	Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. Stock Appreciation Rights shall have a grant price no less that the Fair Market Value of Shares covered by the right on the Grant Date (except with respect to a Substitute Award).

(b)	Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. Unless otherwise determined by the Board, a Stock Appreciation Right shall be settled in Shares. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan.

(c)	Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine, at or after the grant of a Stock Appreciation Right, the term (up to a maximum of ten years from the Grant Date), methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Board may be changed by the Board from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

7.	Restricted Stock and Restricted Stock Units.

(a)	Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)

Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted

Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

(c)	Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d)	Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Board in its sole discretion.

8.	Performance Awards.

(a)	Grant. Subject to the limitations set forth in Section 3, the Board shall have sole and complete authority to determine the Eligible Individuals who shall receive a “Performance Award,” which shall consist of a right that is (i) denominated in cash, Options, or Shares, (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine. Unless otherwise determined by the Board, any such Performance Award shall be evidenced by an Award Agreement containing the terms of the award, including, but not limited to, the performance criteria and such terms and conditions as may be determined from time to time by the Board, in each case, not inconsistent with this Plan.

(b)

Terms and Conditions. For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Awards shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Board and subject to such modifications as specified by the Board: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Board may determine at the time the performance goals are established that certain adjustments shall apply, in whole or in part, in such manner as determined by the Board, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company's annual report to stockholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Board.

(c)	Preestablished Performance Goals. For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Board, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Board shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Board, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d)	Additional Restrictions/Negative Discretion. The Board, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant's performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company's industry; (iii) the Company's financial results and conditions; or (iv) such other factors or conditions that the Board deems relevant; provided, however, the Board shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(e)	Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Board, on a deferred basis.

9.	Other Stock-Based Awards.

The Board shall have authority to grant to Participants “Other Stock-Based Awards,” which shall consist of any right that is (i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Stock-Based Award.

10.	Termination of Employment Service.

The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company or an Affiliate of the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement.

11.	Change in Control.

In the event that the Company engages in a transaction constituting a Change in Control, the Board shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding

Awards and the termination of restrictions on Shares. As part of any agreement in connection with a Change in Control, the Board may also negotiate terms providing protection for Participants, including, the assumption of any Awards outstanding under the Plan or the substitution of similar awards for those outstanding under the Plan.

12.	Amendment and Termination.

(a)	Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, cancel, or terminate the Plan or an Award Agreement or any portion thereof at any time; provided, however , that no such amendment, alteration, suspension, discontinuation, cancellation or termination shall be made without: (i) stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary: (i) to conform the provisions of the Plan or an Award with Section 409A and Section 162(m) of the Code regardless of whether such modification, amendment, or termination of the Plan and/or Award shall adversely affect the rights of a Participant; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b)	With respect to Participants who reside or work outside the United States of America, the Board may, in its sole discretion, amend, or otherwise modify, without stockholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the stockholders of the Company.

(c)	The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)	In connection with a Change in Control or an event described in Section 3(b) hereof or such other events as determined by the Board and set forth in an agreement, the Board may, in its discretion: (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Board's discretion.

13.	General Provisions.

(a)

Code Section 409A and Section 162(m). Notwithstanding any provision of the Plan or Award Agreement to the contrary: (i) if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan and the Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A, the regulations issued thereunder or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.); and (ii) if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

(b)	Dividend Equivalents. In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(c)	Nontransferability. Except to the extent provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(d)	No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(e)	Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)	Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Board may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

(g)	Award Agreements. Unless otherwise determined by the Board, each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(h)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(i)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in an Award Agreement.

(j)

No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(k)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(l)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)	Other Laws. The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

(n)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(o)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(p)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(q)	Parachute Payments. The Board may provide in an Award Agreement that no amounts shall be paid or considered paid to the extent that any such payments would be nondeductible by the Company under Code Section 280G.

14.	Term of the Plan.

(a)	Effective Date. The Plan shall be effective as of the Effective Date.

(b)	Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue, cancel or terminate any such Award or to waive any conditions or rights under, any such Award and the authority of the Board to amend the Plan, shall extend beyond such date.

15.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an Affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in either case of (i) and (ii) as determined by the Board, (iv) any entity that, directly or indirectly, controls the Company, and (v) any entity that, directly or indirectly, is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding voting securities of the Company.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not be, executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, a determination by the Board that a Participant has: (i) committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company; (ii) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company; (iii) made any unauthorized disclosure of any of the material secrets or confidential information of the Company; or (iv) engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement:

(i)	the acquisition after the date hereof by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding voting Stock of the Company; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a Change in Control: (A) any issuance of voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in clause (ii) below), (B) any acquisition by the Company of voting Stock of the Company, (C) any acquisition of voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (D) any acquisition of voting Stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof, (E) any acquisition of voting Stock by CONSOL Energy Inc. and/or its subsidiaries, or (F) any acquisition of voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B), (C) of clause (iii) below; or

(ii)	other than at a time when CONSOL Energy Inc. and/or its subsidiaries beneficially own more than 50% of the total voting Stock, individuals who constitute the Board as of the Effective Date (the “Incumbent Board,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	consummation of a reorganization, merger or consolidation of the Company or a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of the Company, or other transaction involving the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person, other than the Company and/or CONSOL Energy Inc. and/or its subsidiaries, beneficially own 25% or more of the combined voting power of the then outstanding Shares of voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)—(C) of clause (i)), and (C) other than at a time when CONSOL Energy Inc. and/or its subsidiaries beneficially own more than 50% of the total voting Stock, at least a majority of the members of the board of directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of clause (iii); or

(v)	other than at a time when CONSOL Energy Inc. and/or its subsidiaries beneficially own less than 50% of the total voting Stock of the Company, the earliest to occur of: (i) any one “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) CONSOL Energy Inc., (B) any trustee or other fiduciary holding securities under an employee benefit plan of CONSOL Energy Inc., and (C) any corporation owned, directly or indirectly, by the stockholders of CONSOL Energy Inc. in substantially the same proportions as their ownership of shares of CONSOL Energy Inc.’s common stock), or more than one “person” acting as a “group,” is or becomes the “beneficial owner” (as defined in Section 13d-3 under the Exchange Act) of shares of common stock of CONSOL Energy Inc. that, together with the shares held by such “person” or “group,” possess more than 50% of the total fair market value or voting power of CONSOL Energy Inc.’s shares of common stock; (ii) a majority of the members of CONSOL Energy Inc.’s board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of CONSOL Energy Inc.’s board of directors prior to the date of appointment or election; or (iii) the sale of all or substantially all of CONSOL Energy Inc.’s assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan. To the extent deemed appropriate by the Board, the Committee shall be composed of not less than two individuals who are “outside directors” within the meaning of Code Section 162(m) and “non-employee directors” within the meaning of Section 16 and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

“Company” shall mean CNX Gas Corporation, and any successor thereto.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a Participant's inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months), to perform for the Company or an Affiliate substantially the same services as he or she performed prior to incurring such incapacity or injury.

“Effective Date” shall mean June 30, 2005, as amended August 1, 2005.

“Eligible Individual” means any full-time or part-time employee, officer, director or consultant of the Company or an Affiliate, including any Affiliates which become such after adoption of the Plan. Eligible Individual shall also include any individual or individuals to whom an offer of employment or service has been extended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other items being valued, as determined by the Board, in its sole discretion. Fair Market Value with respect to the Shares, as of any date, shall mean (i) if the Shares are listed on a securities exchange or are traded over the NASDAQ National Market System, the closing sales price of the Shares on such exchange or over such system on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Shares are not so listed or traded, the mean between the bid and offered prices of the Shares as quoted by the National Association of Securities Dealers through NASDAQ for such date, or (iii) in the event there is no public market for the Shares, the fair market value as determined by the Board in its sole discretion.

“Grant Date” means, with respect to an Award, date on which the Board makes the determination to grant such Award, or such other date as is determined by the Board. Within a reasonable time thereafter, the Company will deliver an Award Agreement to the Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include a Restoration Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any Eligible Individual who receives an Award under the Plan.

“Performance Award” shall mean any right granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this CNX Gas Corporation Equity Incentive Plan.

“Restoration Option” shall mean an Option granted pursuant to Section 5(e) of the Plan.

“Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 7 of the Plan.

“Retirement” shall mean retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday, unless otherwise defined in the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean a share of Stock.

“Stock” shall mean the common stock, $.01 par value, of the Company (as such par value may be adjusted from time to time), or such other securities of the Company, as may be designated by the Board from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

CNX GAS CORPORATION

National City Bank

Shareholder Services Operations

Locator 5352

P.O. Box 94509

Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your Proxy in the enclosed envelope.

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CNX GAS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2007

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas J. Deluliis and Stephen W. Johnson and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CNX Gas Corporation on April 23, 2007 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this Proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Dated:	___________________________________, 2007

_____________________________________________
Signature

_____________________________________________
Signature

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator, or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

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This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in Proposal 1, FOR the ratification and approval of the CNX Gas Corporation Equity Incentive Plan, as amended, in Proposal 2, and FOR the ratification of the anticipated appointment of independent auditor in Proposal 3; and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

1.	Election of Directors.

❑ FOR all nominees listed below (except as marked to the contrary below*)	❑ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Philip W. Baxter	James E. Altmeyer, Sr.	Nicholas J. Deluliis	Raj K. Gupta
	J. Brett Harvey	William J. Lyons	John R. Pipski	Joseph T. Williams

*INSTRUCTIONS:	To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line below:

2.	Approval and Ratification of the CNX Gas Corporation Equity Incentive Plan, as amended.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	Ratification of the Anticipated Appointment of PricewaterhouseCoopers LLP as Independent Auditor for 2007.

❑ FOR	❑ AGAINST	❑ ABSTAIN

CONTINUED ON REVERSE SIDE